Exhibit 99.1

Sirius International Group, Ltd.

Consolidated Financial Statements
For the years ended
December 31, 2015, 2014, and 2013

Sirius International Group, Ltd.
Consolidated Financial Statements
For the years ended December 31, 2015, 2014, and 2013

Page

Report of Independent Auditors	1

Consolidated Financial Statements:

Consolidated Balance Sheets
as of December 31, 2015 and 2014	2

Consolidated Statements of Operations and Comprehensive Income
for each of the years ended December 31, 2015, 2014, and 2013	3

Consolidated Statements of Shareholders' Equity
for each of the years ended December 31, 2015, 2014, and 2013	4

Consolidated Statements of Cash Flows
for each of the years ended December 31, 2015, 2014, and 2013	5

Notes to Consolidated Financial Statements	6

Independent Auditor's Report
To Board of Directors and Shareholders of Sirius International Group, Ltd.:
We have audited the accompanying consolidated financial statements of Sirius International Group, Ltd. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and December 31, 2014, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2015.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sirius International Group, Ltd. and its subsidiaries at December 31, 2015 and December 31, 2014 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP Boston, Massachusetts
March 31, 2016

Sirius International Group, Ltd.
Consolidated Balance Sheets

	December 31,
Millions, except share and per share amounts	2015	2014
Assets
Fixed maturity investments, at fair value	$ 2,359.0	$ 2,353.7
Short-term investments, at amortized cost (which approximates fair value)	323.2	486.0
Common equity securities, at fair value	730.1	208.2
Convertible fixed maturity investments, at fair value	—	6.6
Other long-term investments	78.2	111.5
Total investments	3,490.5	3,166.0
Cash	141.5	111.0
Reinsurance recoverable on unpaid losses	283.1	322.2
Reinsurance recoverable on paid losses	10.2	11.4
Insurance and reinsurance premiums receivable	323.6	306.6
Funds held by ceding companies	90.6	91.9
Investments in unconsolidated affiliates	151.9	520.3
Deferred acquisition costs	74.6	69.9
Deferred tax asset	275.7	324.2
Ceded unearned insurance and reinsurance premiums	87.7	76.2
Accrued investment income	16.8	20.1
Accounts receivable on unsettled investment sales	29.0	18.7
Other assets	70.8	141.9
Total assets	$ 5,046.0	$ 5,180.4

Liabilities
Loss and loss adjustment expense reserves	$ 1,644.4	$ 1,809.8
Unearned insurance and reinsurance premiums	342.2	338.6
Debt	403.5	403.5
Deferred tax liability	263.6	282.8
Funds held under reinsurance treaties	52.9	57.9
Ceded reinsurance payable	67.1	71.5
Accounts payable on unsettled investment purchases	—	2.1
Other liabilities	89.6	195.6
Total liabilities	2,863.3	3,161.8
Shareholders' equity
Common shares at $1.00 par value per share - authorized 12,000 shares;
issued and outstanding, 12,000 shares	0.1	0.1
Preference shares at $0.01 par value per share - 250,000 shares	—	—
Additional paid-in surplus - common shares	1,091.8	1,091.6
Additional paid-in surplus - preference shares	250.0	250.0
Retained earnings	986.2	727.4
Accumulated other comprehensive income (loss), after-tax:
Equity in unrealized gains from investments in unconsolidated affiliates	—	29.8
Net unrealized foreign currency translation losses	(144.3)	(78.9)
Other, net	(1.2)	(1.4)
Total shareholders' equity	2,182.6	2,018.6
Non-controlling interests	0.1	—
Total equity	2,182.7	2,018.6
Total liabilities and shareholders' equity	$ 5,046.0	$ 5,180.4

See Notes to Consolidated Financial Statements including Note 16 for Commitments and Contingencies.

Sirius International Group, Ltd.
Consolidated Statements of Operations and Comprehensive Income

	Year Ended December 31,
Millions	2015	2014	2013
Revenues
Gross written insurance and reinsurance premiums	$ 1,160.5	$ 1,136.6	$ 1,120.4
Net written insurance and reinsurance premiums	$ 847.6	$ 882.5	$ 876.6

Earned insurance and reinsurance premiums	$ 847.0	$ 873.9	$ 866.4
Net investment income	39.8	41.1	48.8
Net realized and unrealized investment gains	241.0	209.2	26.7
Other revenue	(20.6)	(62.4)	16.9
Total revenues	1,107.2	1,061.8	958.8
Expenses
Loss and loss adjustment expenses	422.7	345.3	418.4
Insurance and reinsurance acquisition expenses	189.8	193.6	166.5
Other underwriting expenses	107.9	129.7	130.3
General and administrative expenses	10.5	13.5	19.2
Accretion of fair value adjustment to loss and loss adjustment expense
reserves	0.7	0.7	1.7
Interest expense on debt	26.6	26.3	26.3
Total expenses	758.2	709.1	762.4
Pre-tax income	349.0	352.7	196.4
Income tax (expense) benefit	(47.1)	(71.7)	(46.6)
Income before equity in earnings of unconsolidated affiliates	301.9	281.0	149.8
Equity in earnings of unconsolidated affiliates, net of tax	23.9	42.9	54.4
Net income	325.8	323.9	204.2
Net income attributable to non-controlling interests	—	—	(2.5)
Net income before dividends on preference shares	325.8	323.9	201.7
Dividends on preference shares	(18.8)	(18.8)	(18.8)
Net income attributable to Sirius Group's common shareholders	307.0	305.1	182.9
Other comprehensive income, net of tax
Change in equity in net unrealized (losses) gains from
investments in unconsolidated affiliates, net of tax	(29.8)	66.1	(94.0)
Change in foreign currency translation, net of tax	(65.4)	(167.9)	2.7
Net change in other, net of tax	0.2	(1.5)	3.4
Comprehensive income attributable to Sirius Group's common shareholders	$ 212.0	$ 201.8	$ 95.0

See Notes to Consolidated Financial Statements.

Sirius International Group, Ltd.
Consolidated Statements of Shareholders’ Equity

	Sirius Group's Shareholders' Equity

	Common shares and paid-in surplus	Preference shares and paid-in surplus	Retained earnings
				AOCI, after-tax		Non-Controlling Interests	Total Equity
Millions					Total
Balances at December 31, 2012	$1,090.8	$250.0	$497.4	$140.7	$1,978.9	$29.1	$2,008.0
Net income before dividends on preference shares	—	—	201.7	—	201.7	2.5	204.2
Net change in unrealized investment losses from
investments in unconsolidated affiliates	—	—	—	(94.0)	(94.0)	—	(94.0)
Net change in foreign currency translation	—	—	—	2.7	2.7	—	2.7
Net change in interest rate swap	—	—	—	0.3	0.3	—	0.3
Dividends declared on preference shares	—	—	(18.8)	—	(18.8)	—	(18.8)
Net change in other	—	—	—	3.1	3.1	—	3.1
Comprehensive income (loss)	—	—	182.9	(87.9)	95.0	2.5	97.5
Dividends declared on common shares	—	—	(192.5)	—	(192.5)	—	(192.5)
Dividends/distributions to non-controlling interests	—	—	—	—	—	(31.6)	(31.6)
Other, net	0.4	—	(0.1)	—	0.3	—	0.3
Balances at December 31, 2013	1,091.2	250.0	487.7	52.8	1,881.7	—	1,881.7
Net income before dividends on preference shares	—	—	323.9	—	323.9	—	323.9
Net change in unrealized investment gains from
investments in unconsolidated affiliates	—	—	—	66.1	66.1	—	66.1
Net change in foreign currency translation	—	—	—	(167.9)	(167.9)	—	(167.9)
Net change in interest rate swap	—	—	—	0.3	0.3	—	0.3
Dividends declared on preference shares	—	—	(18.8)	—	(18.8)	—	(18.8)
Net change in other	—	—	—	(1.8)	(1.8)	—	(1.8)
Comprehensive income (loss)	—	—	305.1	(103.3)	201.8	—	201.8
Dividends declared on common shares	—	—	(65.4)	—	(65.4)	—	(65.4)
Other, net	0.5	—	—	—	0.5	—	0.5
Balances at December 31, 2014	1,091.7	250.0	727.4	(50.5)	2,018.6	—	2,018.6
Net income before dividends on preference shares	—	—	325.8	—	325.8	—	325.8
Net change in unrealized investment gains from
investments in unconsolidated affiliates	—	—	—	(29.8)	(29.8)	—	(29.8)
Net change in foreign currency translation	—	—	—	(65.4)	(65.4)	—	(65.4)
Net change in interest rate swap	—	—	—	0.3	0.3	—	0.3
Dividends declared on preference shares	—	—	(18.8)	—	(18.8)	—	(18.8)
Net change in other	—	—	—	(0.1)	(0.1)	—	(0.1)
Comprehensive income (loss)	—	—	307.0	(95.0)	212.0	—	212.0
Dividends declared on common shares	—	—	(48.0)	—	(48.0)	—	(48.0)
Other, net	0.2	—	(0.2)	—	—	0.1	0.1
Balances at December 31, 2015	$1,091.9	$250.0	$986.2	$(145.5)	$2,182.6	$0.1	$2,182.7

See Notes to Consolidated Financial Statements.

Sirius International Group, Ltd.
Consolidated Statements of Cash Flows

	Year Ended December 31,
Millions	2015	2014	2013
Cash flows from operations:
Net income	$325.8	$323.9	$204.2
(Credits) charges to reconcile net income to net cash provided from (used for) operations:
Net realized and unrealized investment gains	(241.0)	(209.2)	(26.7)
Net gain on sale of consolidated affiliates	(1.0)	(1.0)	—
Amortization and depreciation	27.2	31.5	32.0
Excess of fair value of acquired net assets over cost (See Note 2)	—	—	(15.1)
Undistributed equity in earnings of unconsolidated affiliates, after-tax	(23.9)	(42.9)	(54.4)
Other operating items:
Net change in loss and LAE reserves	(100.7)	(92.5)	(218.9)
Net change in reinsurance recoverable on paid and unpaid losses	24.6	(9.8)	4.3
Net change in funds held by ceding companies	(4.8)	(0.2)	14.4
Net change in unearned insurance and reinsurance premiums	27.4	62.0	3.3
Net change in ceded reinsurance premiums payable	8.4	34.6	(38.2)
Net change in ceded unearned insurance and reinsurance premiums	(18.9)	(17.5)	4.2
Net change in insurance and reinsurance premiums receivable	(39.2)	(79.2)	15.3
Net change in deferred acquisition costs	(8.6)	(10.8)	(1.4)
Net change in funds held under reinsurance treaties	(0.9)	4.7	41.5
Net change in current and deferred income taxes, net	12.0	72.0	19.4
Net change in other assets and liabilities, net	37.7	107.6	45.5
Net cash provided from operations	24.1	173.2	29.4
Cash flows from investing activities:
Net change in short-term investments	135.0	(209.9)	(29.6)
Sales of fixed maturities and convertible fixed maturity investments	2,159.0	2,803.6	2,141.7
Maturities, calls and paydowns of fixed maturity and convertible fixed maturity investments	178.3	176.8	184.9
Sales of common equity securities	312.6	51.1	86.1
Distributions and redemptions of other long-term investments	13.2	38.4	29.9
Sales of consolidated subsidiaries and unconsolidated affiliates, net of cash sold	14.3	12.6	—
Contributions to other long-term investments	(10.7)	(22.3)	(14.3)
Purchases of common equity securities	(266.1)	(39.1)	(65.7)
Purchases of fixed maturities and convertible fixed maturity investments	(2,434.1)	(2,825.7)	(2,262.9)
Purchases of consolidated and unconsolidated affiliates, net of cash acquired	—	(9.1)	15.3
Net change in unsettled investment purchases and sales	(12.2)	(17.3)	3.8
Other, net	(9.2)	(7.6)	(1.4)
Net cash provided from (used in) investing activities	80.1	(48.5)	87.8
Cash flows from financing activities:
Purchase of interest rate cap	—	—	(9.9)
Collateral provided by interest rate cap counterparties	(2.4)	(6.5)	10.8
Cash dividends paid on common shares	(48.0)	(65.4)	(99.2)
Cash dividends paid on preference shares	(18.8)	(18.8)	(18.8)
Net cash used for financing activities	(69.2)	(90.7)	(117.1)
Effect of exchange rate changes on cash	(4.5)	(14.3)	0.2
Net increase in cash during year	30.5	19.7	0.3
Cash balance at beginning of year	111.0	91.3	91.0
Cash balance at end of year	$141.5	$111.0	$91.3
Supplemental cash flow information:
Non-cash financing activities:
Non-cash dividends	$—	$—	$(168.3)
Non-cash sale of Prospector Offshore Fund, Ltd.	$—	$—	$54.6

See Notes to Consolidated Financial Statements.

5

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

NOTE 1. Summary of Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements at December 31, 2015, have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and include the accounts of Sirius International Group, Ltd. (the “Company” or “SIG”) and its subsidiaries (collectively with the Company, “Sirius Group”) and other entities required to be consolidated under GAAP. The Company is an indirectly owned subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”). White Mountains’ shares are listed on the New York Stock Exchange (symbol “WTM”) and the Bermuda Stock Exchange (symbol “WTM-BH”). During the third quarter of 2015, White Mountains signed a definitive agreement to sell Sirius International Insurance Group, Ltd. (“Sirius Ltd.”), the Company’s indirect parent company, to CM International Holding PTE Ltd. (“CMI”). The purchase price will be paid in cash in an amount equal to 127.3% of Sirius Ltd.’s closing date tangible common shareholder’s equity, plus $10.0 million. The Company is an exempted Bermuda limited liability company whose wholly-owned subsidiaries provide insurance and reinsurance on a worldwide basis. Sirius Group provides insurance and reinsurance products for property, accident and health, aviation and space, trade credit, marine, agriculture and certain other exposures on a worldwide basis through its subsidiaries, Sirius International Insurance Corporation (“Sirius International”), Sirius America Insurance Company (“Sirius America”), and Lloyd’s Syndicate 1945 (“Syndicate 1945”). Sirius Group also specializes in the acquisition and management of runoff insurance and reinsurance companies both in the United States and internationally through Sirius Global Solutions Holding Company (“Sirius Global Solutions”) which was formerly known as White Mountains Solutions Holding Company. In 2014, Sirius Group established Sirius Bermuda Insurance Company Ltd. (“Sirius Bermuda”) as a class 3A licensed Bermuda insurer.

Sirius International is an insurance and reinsurance company domiciled in Sweden with its home office in Stockholm, Sweden; and branch offices or subsidiaries in London, United Kingdom; Zurich, Switzerland; Singapore; Labuan, Malaysia; Sydney, Australia; Liege, Belgium; Hamburg, Germany; and Hamilton, Bermuda.

Sirius America is an insurance and reinsurance company domiciled in the state of New York with offices in New York, New York; Danbury, Connecticut; Miami, Florida; and Toronto, Ontario.

Syndicate 1945 was established by Sirius Group and began writing business on July 1, 2011. Initially, Syndicate 1945 was authorized by Lloyd’s to write accident and health and contingency business. In 2013, this was extended to include the other core lines of property and marine business. On July 1, 2014, Sirius Group established its own Lloyd’s managing agent, Sirius International Managing Agency, to manage Syndicate 1945. Syndicate 1945 underwrote premiums of $123.4 million, $108.9 million, and $89.4 million during 2015, 2014, and 2013, respectively. The business now authorized by Lloyd’s to be written by Syndicate 1945 also includes bloodstock (which principally covers the value of an animal if it dies as a result of accident, disease or illness) and terrorism lines, in addition to marine energy and cargo lines, which were new for 2015. Lloyd’s approved stamp capacity for Syndicate 1945 in 2016 is £91.9 million, or approximately $135.2 million (based on the December 31, 2015 GBP to USD exchange rate).

In 2014, the company acquired 100% of Olympus Reinsurance Company, Ltd. (“Olympus Re”). Olympus Re is a Bermuda-domiciled insurance and reinsurance company that assumed property and marine business mainly from Sirius Group from 2001 to 2007 and has been in runoff since. (See Note 2.) During 2015, Olympus Re was merged into White Shoals Re Ltd. (“White Shoals Re”).

In 2013, Sirius Group formed Sirius Capital Markets to offer property catastrophe insurance linked security products to third party institutional investors. In 2014, Sirius Group decided to change the strategic direction of Sirius Capital Markets and, as a result, entities that were formed for this initiative were dissolved or redeployed.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Sirius Global Solutions is a Connecticut-based division of Sirius Group specializing in the acquisition and management of runoff liabilities for insurance and reinsurance companies both in the United States and internationally. The Sirius Global Solutions team is comprised of a dedicated group of financial, actuarial and claims professionals experienced in the management and resolution of complex insurance liabilities as well as the structuring of transactions designed to enable owners to exit an insurance business and extract trapped capital. Acquisitions typically involve purchases at a significant discount to book value and undergo an extensive due diligence process. Sirius Group can derive value from these acquisitions not only from the discounted purchase price, but also from the investment income on insurance float, the potential settlement of claims below the carried level of reserves and the harvesting of other embedded assets, including the value of shell companies and licenses.

Since its formation in 2000, Sirius Global Solutions has executed fifteen transactions, which have resulted in approximately $180 million of cumulative after-tax income from bargain-purchases where identifiable net assets acquired exceeded the sum of the value of consideration transferred and insurance shell sales through December 31, 2015.

In 2015, Sirius Global Solutions completed the sale of Woodridge Insurance Company (“Woodridge”) and received $14.3 million as consideration. The transaction resulted in a gain of $1.0 million recorded in other revenue.

In 2014, Sirius Global Solutions completed a loss portfolio transfer (“LPT”) from the U.S. insurance subsidiary of a major international financial services company. Loss reserves and cash consideration of approximately $37 million were assumed by White Shoals Re.

In 2013, Sirius Global Solutions completed acquisitions of two runoff entities, including the acquisition of 100% of the stock of Empire Insurance Company (“Empire”) and Ashmere Insurance Company (“Ashmere”, formerly known as American Fuji Fire and Marine Insurance Company), for a purchase price of $3.4 million and $9.5 million, respectively. Empire was a runoff insurance subsidiary of Leucadia National Corporation. The transaction resulted in a gain of $7.3 million recorded in other revenue. Ashmere was an American International Group, Inc. (“AIG”) runoff subsidiary. The transaction resulted in a gain of $6.9 million recorded in other revenue. In total, the transactions resulted in after-tax gains of $14.2 million.

In July 2013, Sirius Global Solutions entered into an agreement to sell Citation as a “shell company” to CopperPoint Mutual Insurance Company for $1.0 million in excess of statutory surplus. The sale was completed in January 2014 following the transfer of the Citation reserves to Oakwood Insurance Company (“Oakwood”, formerly known as American General Property Insurance Company).

As of December 31, 2015 and 2014, Sirius Group holds an investment in common shares of OneBeacon Insurance Group, Ltd. (“OneBeacon”). OneBeacon is a majority-owned subsidiary of White Mountains, which together with Sirius Group owned 75.5% and 75.3% of OneBeacon’s outstanding common shares as of December 31, 2015 and 2014. OneBeacon is publicly traded on the New York Stock Exchange (symbol “OB”). Sirius Group owned 15.2% and 15.1% of OneBeacon outstanding common shares at December 31, 2015 and 2014. OneBeacon is accounted for under the equity method as an investment in unconsolidated affiliates.

Sirius Group together with White Mountains owned 17.7% and 17.3% of outstanding common shares of Symetra Financial Corporation (“Symetra”) as of December 31, 2015 and 2014. Sirius Group owned 15.1% and 15.0% of Symetra’s outstanding common shares as of December 31, 2015 and 2014. Prior to November 5, 2015, Symetra was accounted for under the equity method as an investment in unconsolidated affiliates. Following the announcement that Symetra entered into a definitive merger agreement with Sumitomo Life Insurance Company to acquire all of the outstanding shares of Symetra and White Mountains relinquishing its representation on Symetra’s board of directors on November 5, 2015, Sirius Group changed its accounting for Symetra common shares from the equity method to fair value. (See Note 12.)

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

All significant intercompany transactions have been eliminated in consolidation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

Marketing and Distribution
Sirius Group obtains most of its reinsurance submissions from reinsurance intermediaries that represent the ceding company. During the years ended December 31, 2015, 2014, and 2013, Sirius Group received a majority of its gross reinsurance premiums written from three major, third‑party reinsurance intermediaries as detailed in the following table:

	Year Ended December 31,
Gross written premium by intermediary	2015	2014	2013
AON Re/Benfield	24%	26%	29%
Guy Carpenter	18	19	20
Willis Re	9	10	11
Total	51%	55%	60%

During 2015, Sirius Group obtained $174 million, or 15%, of its gross written premiums through International Medical Group, Inc. (“IMG”), which is the largest agent writing medical business on Sirius Group’s behalf. During 2014 and 2013, Sirius Group received 11% of its gross written premiums through IMG, respectively.

Geographic Concentration
The following table shows Sirius Group’s net written premiums by geographic region based on the location of the ceding company for the years ended December 31, 2015, 2014, and 2013:

Geographic region	Year Ended December 31,
Millions	2015	2014	2013
United States	$397.5	$402.6	$371.9
Europe	241.9	277.7	313
Canada, the Caribbean, Bermuda and
Latin America	101.2	99.8	94.9
Asia and Other	107	102.4	96.8
Total	$847.6	882.5	$876.6

Sirius Group conducts a significant portion of its business outside of the United States. As a result, a significant portion of Sirius Group’s assets, liabilities, revenues and expenses are denominated in currencies other than the U.S. dollar and are therefore subject to foreign currency risk. Sirius Group’s foreign currency risk cannot be eliminated entirely and significant changes in foreign exchange rates may adversely affect Sirius Group’s results of operations and financial condition.

Sirius Group’s foreign operations are subject to legal, political and operational risks that may be greater than those present in the United States. As a result, certain of Sirius Group’s operations at these foreign locations could be temporarily or permanently disrupted.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Significant Accounting Policies

Investment Securities
As of December 31, 2015, Sirius Group’s invested assets consisted of securities and other investments held for general investment purposes. Sirius Group’s portfolio of fixed maturity investments and common equity securities held for general investment purposes are classified as trading and are reported at fair value as of the balance sheet date. Changes in unrealized gains and losses are reported pre-tax in revenues. Realized investment gains and losses are accounted for using the specific identification method and are reported pre-tax in revenues. Premiums and discounts on all fixed maturity investments are amortized and accreted to income over the anticipated life of the investment.

Sirius Group’s invested assets that are measured at fair value include fixed maturity investments, common and preferred equity securities, convertible fixed maturity and preferred investments, and other long-term investments, such as interests in hedge funds and private equities. In determining its estimates of fair value, Sirius Group uses a variety of valuation approaches and inputs. Whenever possible, Sirius Group estimates fair value using valuation methods that maximize the use of quoted prices and other observable inputs.

As of both December 31, 2015 and 2014, approximately 98% and 95% of the investment portfolio recorded at fair value was priced based upon quoted market prices or other observable inputs. Investments valued using Level 1 inputs include fixed maturities, primarily investments in U.S. Treasuries, common equities and short-term investments, which include U.S. Treasury Bills. Investments valued using Level 2 inputs comprise fixed maturities including corporate debt, state and other governmental debt, convertible fixed maturity and preferred investments, and mortgage and asset-backed securities. Fair value estimates for investments that trade infrequently and have few or no observable market prices are classified as Level 3 measurements. Level 3 fair value estimates based upon unobservable inputs include Sirius Group’s investments in hedge funds and private equity funds, as well as investments in certain debt securities, including asset-backed securities, where quoted market prices are unavailable. Sirius Group determines when transfers between levels have occurred as of the beginning of the period. Sirius Group uses brokers and outside pricing services to assist in determining fair values. For investments in active markets, Sirius Group uses the quoted market prices provided by outside pricing services to determine fair value. The outside pricing services used by Sirius Group have indicated that if no observable inputs are available for a security, they will not provide a price. In those circumstances, Sirius Group estimates the fair value using industry standard pricing models and observable inputs such as benchmark interest rates, market comparables, broker quotes, issuer spreads, bids, offers, credit rating prepayment speeds and other relevant inputs. Sirius Group performs procedures to validate the market prices obtained from the outside pricing sources. Such procedures, which cover substantially all of its fixed maturity investments include, but are not limited to, evaluation of model pricing methodologies and a review of the pricing services’ quality control processes and procedures on at least an annual basis, comparison of market prices to prices obtained from a different independent pricing vendors on at least a semi-annual basis, monthly analytical reviews of certain prices, and a review of assumptions utilized by the pricing service for selected measurements on an ad hoc basis throughout the year. Sirius Group also performs back-testing of selected sales activity to determine whether there are any significant differences between the market price used to value the security prior to sale and the actual sale price on an ad hoc basis throughout the year. Prices provided by the pricing services that vary by more than 5% and $1.0 million from the expected price based on these procedures are considered outliers. Prices that have not changed from period to period and prices that have trended unusually compared to market conditions are also considered outliers.

In circumstances where the results of Sirius Group’s review process do not appear to support the market price provided by the pricing services, Sirius Group challenges the price. During the past year, approximately 8 securities fell outside Sirius Group’s expected results, thereby triggering the challenge with the pricing service. If Sirius Group cannot gain satisfactory evidence to support the challenged price, it relies upon its own pricing methodologies to estimate the fair value of the security in question. The fair values of such securities are considered to be Level 3 measurements.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Sirius Group’s investments in debt securities, including asset-backed securities, are generally valued using matrix and other pricing models. Key inputs include benchmark yields, benchmark securities, reported trades, issuer spreads, bids, offers, credit ratings and prepayment speeds. Income on mortgage-backed and asset-backed securities is recognized using an effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the estimated economic life is recalculated and the remaining unamortized premium or discount is amortized prospectively over the remaining economic life.

Short-term investments consist of money market funds, certificates of deposit and other securities which, at the time of purchase, mature or become available for use within one year. Short-term investments are carried at amortized cost, which approximated fair value as of December 31, 2015 and 2014.

Other Long-term Investments
Other long-term investments consist primarily of hedge funds, private equity funds, other investments in limited partnerships and other private equity securities. Sirius Group has taken the fair value option for most of its investments in hedge funds, private equity funds, other limited partnership investments, and other private equity securities. For the investments for which Sirius Group has taken the fair value option changes in fair value are reported in revenues on a pre-tax basis. For those other long-term investments for which Sirius Group has not made the fair value election, Sirius Group accounts for its interests under the equity method.

Derivative Financial Instruments
Sirius Group holds a variety of derivative financial instruments for both risk management and investment purposes. Sirius Group recognizes all derivatives as either assets or liabilities, measured at fair value, in the consolidated balance sheets. Changes in the fair value of derivative instruments are recognized in current period pre-tax income.

Variable Annuity Reinsurance
Sirius Group had entered into agreements to reinsure death and living benefit guarantees associated with certain variable annuities in Japan. The accounting for benefit guarantees differs depending on whether or not the guarantee is classified as a derivative or an insurance liability. Concurrent with the agreement to reinsure death and living benefit guarantees associated with certain variable annuities in Japan, Sirius Group entered into an agreement with White Mountains Life Reinsurance (Bermuda) Ltd. (“WM Life Re”), a wholly-owned subsidiary of White Mountains, whereby 100% of the liability of Sirius Group was retroceded to WM Life Re. Sirius Group fronted the reinsurance contracts for and was 100% reinsured by WM Life Re until October 17, 2013, when White Mountains and Tokio Marine completed a novation whereby Sirius Group’s obligations on the reinsurance contracts were transferred to WM Life Re. As a result, Sirius Group no longer has any obligation or liability relating to these agreements.

As a result of the novation, Sirius Group did not have any amounts due from WM Life Re, or due to Tokio Marine at December 31, 2013. For the year ended December 31, 2013, Sirius Group recorded fee income in other revenue of $0.3 million from WM Life Re.

Interest Rate Cap
In July 2013, Sirius Group entered into an interest rate swap with two financial institutions where the Company paid an upfront premium and in return, will receive a series of quarterly payments based on 3-month LIBOR at time of payment. The Interest Rate Cap does not qualify for hedge accounting. It is recorded in other assets at fair value. Changes in fair value are recognized as unrealized gains or losses and are presented within other revenue. Collateral held is recorded within short-term investments with an equal amount recognized as a liability to return collateral. (See Note 8.)

Foreign Currency Swaps
In April 2015, Sirius Group executed two foreign currency swaps, each with a notional amount of $50.0 million, maturing in March, 2017. Under the first swap, Sirius Group pays Swedish krona and receives U.S. dollars. Under the second swap, Sirius Group pays Euros and receives U.S. dollars. The swaps, which were executed as part of Sirius Group's management of overall foreign currency exposure at Sirius Group, have not been designated or accounted for under hedge accounting. (See Note 8.)

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Weather Derivatives
Starting in 2013, Sirius Group assumes liabilities related to weather and weather contingent risk management products. All of the products are in the form of derivative financial instruments. Sirius Group enters into weather and weather contingent derivative contracts with the objective of generating profits in normal climatic conditions. Accordingly, Sirius Group’s weather and weather contingent derivatives are not designed to meet the criteria for hedge accounting under GAAP. The majority of Sirius Group’s business consists of receiving a payment or premium at the contract inception in exchange for bearing the risk of variations in a quantifiable weather index. Sirius Group initially recognizes the premium paid or received as an asset or liability, respectively, and recognizes any subsequent changes in fair value, as they occur, in other revenue within the income statement. The fair value for Sirius Group’s derivative financial contracts are based upon quoted market prices, where available. Where quoted market prices are not available, management uses available market data and internal pricing models based upon consistent statistical methodologies to estimate the fair value. (See Note 8.)

Cash
Cash includes amounts on hand and demand deposits with banks and other financial institutions. Amounts presented in the statement of cash flows are shown net of balances acquired and sold in the purchase or sale of the Company’s consolidated subsidiaries and exclude changes in amounts of restricted cash. (See Note 11.)

Insurance and Reinsurance Operations
Sirius Group accounts for insurance and reinsurance policies that it writes in accordance with ASC 944. Premiums written are recognized as revenues and are earned ratably over the term of the related policy or reinsurance treaty. Unearned premiums represent the portion of premiums written that are applicable to future insurance or reinsurance coverage provided by policies or treaties in force. Sirius Group charges fees on certain of its insurance policies.

Deferred acquisition costs represent commissions, premium taxes, brokerage expenses, and other costs which are directly attributable to and vary with the production of business. These costs are deferred and amortized, to the extent they relate to successful contract acquisitions, over the applicable premium recognition period as insurance and reinsurance acquisition expenses. Amortization of deferred acquisition costs are presented within insurance and reinsurance acquisition expenses. Deferred acquisition costs are limited to the amount expected to be recovered from future earned premiums and anticipated investment income. This limitation is referred to as a premium deficiency. A premium deficiency is recognized if the sum of expected loss and loss adjustment expenses (“LAE”), expected dividends to policyholders, unamortized acquisition costs, and maintenance costs exceeds related unearned premiums and anticipated investment income. A premium deficiency is recognized by charging any unamortized acquisition costs to expense to the extent required in order to eliminate the deficiency. If the premium deficiency exceeds unamortized acquisition costs then a liability is accrued for the excess deficiency.

Losses and LAE are charged against income as incurred. Unpaid insurance losses and LAE are based on estimates (generally determined by claims adjusters, legal counsel and actuarial staff) of the ultimate costs of settling claims, including the effects of inflation and other societal and economic factors. Unpaid reinsurance losses and LAE are based primarily on reports received from ceding companies and actuarial projections. Unpaid loss and LAE reserves represent management’s best estimate of ultimate losses and LAE, net of estimated salvage and subrogation recoveries, if applicable. Such estimates are regularly reviewed and updated and any resulting adjustments are reflected in current operations. The process of estimating loss and LAE involves a considerable degree of judgment by management and the ultimate amount of expense to be incurred could be considerably greater than or less than the amounts currently reflected in the financial statements.

Sirius Group enters into ceded reinsurance contracts from time to time to protect its businesses from losses due to concentration of risk, to manage their operating leverage ratios and to limit losses arising from catastrophic events. Such reinsurance contracts are executed through excess of loss treaties and catastrophe contracts under which the reinsurer indemnifies for a specified part or all of certain types of losses over stipulated amounts arising from any one occurrence or event. Sirius Group has also entered into quota share treaties with reinsurers under which all risks meeting prescribed criteria are covered on a pro-rata basis. The amount of each risk ceded by Sirius Group is subject to maximum limits which vary by line of business and type of coverage.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. The collectability of reinsurance recoverables is subject to the solvency of the reinsurers. Sirius Group is selective in regard to its reinsurers, principally placing reinsurance with those reinsurers with a strong financial condition, industry ratings and underwriting ability. Management monitors the financial condition and ratings of its reinsurers on an ongoing basis.

Reinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies are reported as a reduction of premiums written. Expense allowances received in connection with reinsurance ceded have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly. Funds held by ceding companies represent amounts due to Sirius Group in connection with certain assumed reinsurance agreements in which the ceding company retains a portion of the premium to provide security against future loss payments. The funds held by ceding companies are generally invested by the ceding company and a contractually agreed interest amount is credited to Sirius Group and recognized as investment income. Funds held under insurance and reinsurance contracts represent contractual payments due to Sirius Group that have been retained to secure such obligations. Such amounts are recorded as liabilities in the consolidated financial statements.

Accruals for contingent commission liabilities are established for reinsurance contracts that provide for the stated commission percentage to increase or decrease based on the loss experience of the contract. Changes in the estimated liability for such arrangements are recorded as contingent commissions. Accruals for contingent commission liabilities are determined through the review of the contracts that have these adjustable features and are estimated based on expected loss and LAE.

Insurance-related Assessments
Under existing guaranty fund laws in all states, insurers licensed to do business in those states can be assessed for certain obligations of insolvent insurance companies to policyholders and claimants. Sirius Group records guaranty fund assessments when it is probable that an assessment will be made and the amount can be reasonably estimated.

Deferred Software Costs
Sirius Group capitalizes costs related to computer software developed for internal use during the application development stage of software development projects. These costs generally consist of certain external, payroll and payroll-related costs. Sirius Group begins amortization of these costs once the project is completed and ready for its intended use. Amortization is on a straight-line basis and over a useful life of three to five years. As of December 31, 2015 and 2014, Sirius Group had unamortized deferred software costs of $9.7 million and $10.6 million.

Commission and Other Revenue Recognition
Sirius Group recognizes agent commissions and other revenues when it has fulfilled all of its obligations necessary to earn the revenue and when it can both reliably estimate the amount of revenue, net of any amounts expected to be uncollectible, and any amounts associated with expected cancellations.

Federal and Foreign Income Taxes
Some of Sirius Group’s subsidiaries file consolidated tax returns in the United States. Income earned or losses generated by companies outside the United States are generally subject to an overall effective tax rate lower than that imposed by the United States.

Deferred tax assets and liabilities are recorded when a difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for tax purposes exists, and for other temporary differences. The deferred tax asset or liability is recorded based on tax rates expected to be in effect when the difference reverses. The deferred tax asset is recognized when it is more likely than not that it will be realized.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Foreign Currency Exchange
The U.S. dollar is the functional currency for Sirius Group’s businesses except for Sirius International and the Canadian reinsurance operations of Sirius America. Sirius Group also invests in securities denominated in foreign currencies. Assets and liabilities recorded in these foreign currencies are translated into U.S. dollars at exchange rates in effect at the balance sheet date, and revenues and expenses are converted using the average exchange rates for the period. Net foreign exchange gains and losses arising from the translation of functional currencies are generally reported in shareholders’ equity, in accumulated other comprehensive income or loss.

Assets and liabilities relating to foreign operations are translated into the functional currency using current exchange rates; revenues and expenses are translated into the functional currency using the weighted average exchange rate for the period. The resulting exchange gains and losses are reported as a component of net income in the period in which they arise. As of December 31, 2015 and 2014, Sirius Group had unrealized foreign currency translation losses of $144.3 million and $78.9 million recorded in accumulated other comprehensive income on its consolidated balance sheet.

The following rates of exchange for the U.S. dollar have been used for the most significant operations:

Currency	Opening Rate 2015	Closing Rate 2015	Opening Rate 2014	Closing Rate 2014
Swedish kronor	7.7737	8.4247	6.4339	7.7737
British pound	0.6426	0.6757	0.6044	0.6426
Euro	0.8245	0.9189	0.7259	0.8245
Canadian dollar	1.1591	1.3859	1.0625	1.1591

A summary of the impact of foreign currency translation on Sirius Group’s consolidated financial results for the years ended December 31, 2015, 2014, and 2013 follows:

	Year Ended December 31,
Millions	2015	2014	2013
Net realized investment gains (losses) - foreign currency(1)	$70.6	$25.5	$(19.3)
Net unrealized investment gains (losses) - foreign currency(1)	(15.4)	125.0	20.4
Net realized and unrealized investment gains (losses) - foreign currency(1)	55.2	150.5	1.1
Other revenue - foreign currency translation (losses) gains	(18.1)	(56.6)	(1.0)
Other revenue - currency swaps	(0.1)	—	—
Income tax expense	(0.2)	(4.0)	(2.5)
Total foreign currency translation gains (losses) recognized through
net income, after tax	36.8	89.9	(2.4)
Change in foreign currency translation on investments recognized through
other comprehensive income, after tax	(110.7)	(274.3)	11.3
Change in foreign currency translation on non-investment net liabilities
recognized through other comprehensive income, after tax	45.3	106.4	(8.6)
Total foreign currency translation (losses) gains recognized through other
comprehensive income, after tax	(65.4)	(167.9)	2.7
Total foreign currency (losses) gains recognized through
comprehensive income, after tax	$(28.6)	$(78)	$0.3
(1) Component of net realized and unrealized investment gains on the income statement.

Intangible Assets
Intangible assets consist solely of insurance licenses with indefinite lives. Intangible assets with indefinite lives are not amortized, but rather are evaluated for impairment on at least an annual basis. Sirius Group did not recognize any impairment losses for intangible assets for any years ended December 31, 2015, 2014, and 2013.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Non-controlling Interest
Non-controlling interests consist of the ownership interests of non-controlling shareholders in consolidated subsidiaries, and are presented separately on the balance sheet. The portion of comprehensive income attributable to non-controlling interests is presented net of related income taxes in the statement of operations and comprehensive income.

Variable Interest Entities
Sirius Group consolidates a variable interest entity (“VIE”) when it has both the power to direct the activities of the VIE that most significantly impact its economic performance and either the obligation to absorb losses or the right to receive returns from the VIE that could potentially be significant to the VIE.

During 2015, Sirius Group determined that Alstead Reinsurance Ltd. (“Alstead Re”) is a variable interest entity for which Sirius Group is the primary beneficiary and is required to consolidate Alstead Re. (See Note 13).

Previously, Sirius Group had determined that the Prospector Offshore Fund, Ltd. (“the Prospector Fund”) was a variable interest entity for which Sirius Group was the primary beneficiary and was required to consolidate the Prospector Fund. On June 3, 2013, Sirius International sold its interest in the Prospector Fund to White Mountains. As a result, Sirius Group is no longer considered to be the primary beneficiary and therefore no longer consolidates the Prospector Fund. Sirius Group continued to hold an interest in the Prospector Fund at December 31, 2014 accounted for at fair value. At December 31, 2015, Sirius Group no longer holds an interest in the Prospector Fund.

Preference Shares
On May 24, 2007, the Company issued $250.0 million in non-cumulative perpetual preference shares with a $1,000 per share liquidation preference (the “SIG Preference Shares”), and received $245.7 million of proceeds, net of $4.3 million of issuance costs and commissions. These shares were issued in an offering that was exempt from the registration requirements of the Securities Act of 1933. Holders of the SIG Preference Shares receive dividends on a non-cumulative basis when and if declared by the Company. The holders of the SIG Preference Shares have the right to elect two directors to the Company’s board in the event of non-payment of dividends for six quarterly dividend periods. The right ceases upon the payment of dividends for four quarterly periods or the redemption of the SIG Preference Shares. In addition, the Company may not declare or pay dividends on its common shares (other than stock dividends and dividends paid for purposes of any employee benefit plans of the Company and its subsidiaries) unless it is current on its most recent dividend period. The dividend rate is fixed at an annual rate of 7.506% until June 30, 2017. After June 30, 2017, the dividend rate will be paid at a floating annual rate, equal to the greater of 3-month LIBOR plus 320 basis points or 7.506%. The SIG Preference Shares are redeemable solely at the discretion of the Company on or after June 30, 2017 at their liquidation preference of $1,000 per share, plus any declared but unpaid dividends.

In July 2013, SIG executed a 5-year forward LIBOR cap (the “Interest Rate Cap”) for the period from June 2017 to June 2022 to protect against a significant increase in interest rates during that 5-year period. The Interest Rate Cap economically fixes the annual dividend rate on the SIG Preference Shares from June 2017 to June 2022 at 8.30%. The Interest Rate Cap is recorded in other assets at fair value. Changes in fair value are recorded in other revenue.

Prior to June 30, 2017, the Company may elect to redeem the SIG Preference Shares at an amount equal to the greater of 1) the aggregate liquidation preference of the shares to be redeemed and 2) the sum of the present values of the aggregate liquidation preference of the shares to be redeemed and the remaining scheduled dividend payments on the shares to be redeemed (excluding June 30, 2017), discounted to the redemption date on a semi-annual basis at a rate equal to the rate on a comparable treasury issue plus 45 basis points.

In the event of liquidation of the Company, the holders of the SIG Preference Shares would have preference over the common shareholders and would receive a distribution equal to the liquidation preference per share, subject to availability of funds.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Recently Adopted Changes in Accounting Principles
Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity
On April 10, 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASC 205 and ASC 360) to reduce diversity in practice for reporting discontinued operations. ASU 2014-08 limits discontinued operations treatment to disposals that have a major effect on a reporting entity’s operations and financial results to be reported as discontinued operations. The revised guidance also requires expanded disclosure in the financial statements for discontinued operations as well as for disposals of significant components of an entity that do not qualify for discontinued operations presentation. Adoption did not have any impact on Sirius Group's financial condition, results of operations, cash flows or financial statement presentation.

Pushdown Accounting
ASU 2014-17, Pushdown Accounting, a consensus of the FASB Emerging Issues Task Force (ASC 805) became effective upon its issuance on November 18, 2014. The new guidance, which is applicable prospectively, gives an acquired non-public company the option to apply pushdown accounting in its separate company financial statements in the period in which it is acquired in a change of control transaction. Once pushdown accounting has been applied, the election is irreversible. Acquired entities that chose not to apply pushdown accounting at the time of acquisition may apply pushdown accounting in a subsequent period as a change in accounting principle under ASC 250, Accounting Changes and Error Corrections. Sirius Group has not had any acquisitions for which it has elected to apply pushdown accounting since ASU 2014-17 became effective.
Unrecognized Tax Benefits
Effective January 1, 2014, Sirius Group adopted ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (ASC 740). The new ASU requires balance sheet presentation of an unrecognized tax benefit as a reduction of a deferred tax asset for a net operating loss (“NOL”) carryforward or tax credit carryforward rather than as a liability. The exception is in circumstances where a carryforward is not available to settle the additional taxes that might arise upon disallowance of the tax position under the tax law of the applicable jurisdiction. Prior to the issuance of ASU 2013-11, the guidance for unrecognized tax benefits under ASC 740 did not provide explicit guidance on whether an entity should present an unrecognized tax benefit as a liability or as a reduction of NOL carryforwards or other tax credits. In circumstances where an NOL carryforward is not available to offset settlement of any additional taxes arising from a disallowed tax position, the unrecognized tax benefit should be presented as a liability. The new guidance became effective for Sirius Group on January 1, 2014. Adoption did not have any impact on Sirius Group's financial condition, results of operations, or cash flows or financial statement presentation.

Recent Accounting Pronouncements

Financial Instruments - Recognition and Measurement
On January 5, 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance requires all equity securities with readily determinable fair values to be measured at fair value with changes therein recognized through current period earnings. In addition, the new ASU simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment, and for impaired equity security investments to be measured at fair value. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, with early adoption permitted. Sirius Group has taken the fair value election for its portfolio of equity security investments and accordingly, does not expect the adoption of ASU 2016-01 to have a significant impact on its financial statements.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Business Combinations - Measurement Period Adjustments
On September 25, 2015, the FASB issued ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. At the date of an acquisition, fair value of certain assets and liabilities may not be accurately determinable and are therefore recognized at the acquirer's best estimate. Such amounts may be updated as additional information becomes available in periods subsequent to the acquisition for up to one year. Prior to the issuance of this new ASU, subsequent adjustments had to be pushed back to the acquisition date, which required retroactive adjustments to prior period amounts. Under the new guidance, adjustments to provisional amounts that are identified during the measurement period are to be recorded in the reporting period in which the adjustment amounts are determined. ASU 2015-16 is effective for fiscal years beginning after December 15, 2015 and is applied prospectively to adjustments to estimated purchase accounting amounts that occur after the effective date. Early application is permitted. Sirius Group has not recognized any adjustments to estimated purchase accounting amounts for the year ended December 31, 2015.

Short-Duration Contracts
On May 21, 2015, the FASB issued ASU 2015-09, Disclosures about Short Duration Contracts (ASC 944) which requires expanded footnote disclosures about loss and loss adjustment expense (“LAE”) reserves. Under the new guidance, some disclosures currently presented outside of Sirius Group’s financial statements, such as loss development tables and a reconciliation of loss development data to the loss and LAE reserves reflected on the balance sheet, will become part of the financial statement footnotes. In addition, the loss development tables required to be presented under the new ASU must be presented on a disaggregated basis by accident year rather than by reporting year as currently presented. Some of the expanded disclosures are new requirements, such as the disclosure of reserves for losses incurred but not reported (“IBNR”) plus expected development on reported claims, which must be presented by accident year on a disaggregated basis. The new guidance also requires new disclosures about claim frequency data together with descriptions of the approach used to measure that data. Qualitative descriptions of methodologies and assumptions used to develop IBNR estimates must be presented together with the disaggregated amounts of IBNR to which they relate, along with a discussion of any significant changes in methodology and assumptions and the related effect upon the loss reserves. The new guidance will be effective for annual periods beginning after December 15, 2015 and interim periods within annual periods beginning after December 15, 2016 with retrospective restatement of prior periods required. Sirius Group will modify its financial statement footnote disclosures to conform to the requirements of ASU 2015-09 upon adoption, including revisions to prior year’s disclosures.

Fair Value Measurements
On May 1, 2015, the FASB issued ASU 2015-07, Fair Value Measurement - Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (ASC 820) which eliminates the requirement to disclose the fair value hierarchy level for investments for which fair value is measured at net asset value using the practical expedient in ASC 820. Sirius Group measures the fair value of its investments in hedge funds and private equity funds using this practical expedient and has classified those measurements within Level 3 of the fair value hierarchy. The new guidance is effective for fiscal years beginning after December 15, 2015 and interim periods within those fiscal years.

Debt Issuance Costs
On April 7, 2015, the FASB issued ASU 2015-03, Imputation of Interest (ASC 835) which requires debt issuance costs related to a recognized debt liability to be presented as a deduction from the carrying amount of the related debt, consistent with the treatment required for debt discounts. On August 18, 2015, the FASB issued ASU 2015-15, Imputation of Interest (ASC 835), which addresses the presentation and subsequent measurement of debt issuance costs related to line-of-credit arrangements. ASU 2015-03 and ASU 2-15-15 are effective for annual and interim reporting periods beginning after December 15, 2015. Sirius Group does not expect ASU 2015-03 or ASU 2015-15 to impact its financial position, results of operations, cash flows, presentation and disclosures.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Amendments to Consolidation Analysis
On February 18, 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis (ASC 810) which amends the guidance for determining whether an entity is a variable interest entity (“VIE”). ASU 2015-02 eliminates the separate consolidation guidance for limited partnerships, and with it the presumption that a general partner should consolidate a limited partnership. In addition, ASU 2015-02 changes the guidance for determining if fee arrangements qualify as variable interests and the effect fee arrangements have on the determination of the primary beneficiary. ASU 2015-02 is effective for annual and interim reporting periods beginning after December 15, 2015 and must be applied retrospectively. Sirius Group does not expect ASU 2015-02 to affect the consolidation analysis for any of its existing investments.

Share-Based Compensation Awards
On June 19, 2014, the FASB issued ASU 2014-12, Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (ASC 718). The new guidance is intended to eliminate diversity in practice for employee share-based awards containing performance targets that could be achieved after the requisite service period. Some reporting entities account for performance targets that can be achieved after the requisite service period as performance conditions that affect the vesting of the award while other reporting entities treat those performance targets as non-vesting conditions that affect the grant-date fair value of the award. The updated guidance requires that a performance target that affects vesting and that can be achieved after the requisite service period be treated as a performance condition. Compensation cost should be recognized in the period it becomes probable that the performance target will be achieved and is attributable to the periods for which service has been rendered. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. Sirius Group does not expect adoption to have a significant effect on its financial position, results of operations, cash flows, presentation or disclosures.

Revenue Recognition
On May 28, 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASC 606), which modifies the guidance for revenue recognition. The scope of the new ASU excludes insurance contracts but is applicable to certain fee arrangements, commissions and other non-insurance revenues. Sirius Group is in the process of evaluating the new guidance and has not yet determined the potential effect of adoption on its financial position, results of operations, or cash flows. In August 2015, The FASB issued ASU 2015-14, Revenue from Contracts with Customers (ASC 606), which delays the effective date of ASU 2014-09, which is now effective for annual and interim reporting periods beginning after December 15, 2017. Sirius Group is evaluating the expected impact of this new guidance and available adoption methods.

NOTE 2. Significant Transactions

Sirius Group completed the following transactions:

•	On September 24, 2015, Sirius Global Solutions completed the sale of Woodridge to Sojourner Holding Co., which resulted in a gain of $1.0 million recorded in other revenue.

•
On December 23, 2014, Sirius Group acquired 100% of Olympus Re for $11.5 million. Olympus Re was a Bermuda-domiciled insurance and reinsurance company that assumed property and marine business mainly from Sirius Group from 2001 to 2007 and has been in runoff since then. At acquisition, Sirius Group recognized total assets acquired of $24.6 million and total liabilities assumed of $13.1 million at their estimated fair values.

•
On October 31, 2014, Sirius Global Solutions completed a LPT from the U.S. insurance subsidiary of a major international financial services company. Loss reserves and cash consideration of approximately $37 million were assumed by White Shoals Re.

•
On September 17, 2014, Sirius Global Solutions entered into an agreement to sell Ashmere to Agency Bonding Captives, Inc. as a “shell company” for $5.7 million in excess of statutory surplus, which is expected to result in a GAAP pre-tax gain of under $1.0 million. The liabilities of Ashmere were transferred to a Sirius Group affiliate during the fourth quarter of 2014 and the transaction is expected to close during 2016 subject to receipt of all necessary regulatory approvals.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

•	On January 2, 2014, Sirius Global Solutions completed the shell sale of Citation to CopperPoint Mutual Insurance Company, which resulted in a gain of $0.7 million recorded in other revenue.

•
On October 17, 2013, White Mountains and Tokio Marine completed a novation whereby Sirius Group’s obligations on reinsurance contracts to reinsure death and living benefit guarantees associated with certain variable annuities in Japan were transferred to WM Life Re.  Previous to the novation, Sirius Group entered into an agreement with WM Life Re whereby 100% of the liability of Sirius Group was retroceded to WM Life Re.  As a result, Sirius Group no longer has any receivable or liability relating to these agreements.

•
On October 15, 2013, Sirius Global Solutions acquired Empire, a runoff insurance subsidiary of Leucadia National Corporation. The transaction resulted in a gain of $7.3 million recorded in other revenue.

•
On June 3, 2013, Sirius International received equity securities of $45.0 million, fixed maturity securities of $9.6 million and cash of $3.4 million for total of $58.0 million in exchange for its ownership in all of its shares of the Prospector Fund. As a result of the Sirius International sale to White Mountains, Sirius Group is no longer considered to be the primary beneficiary and therefore no longer consolidates the Prospector Fund.

•
On May 23, 2013, Sirius Group formed Sirius Capital Markets. In 2014, Sirius Group decided to change the strategic direction of Sirius Capital Markets and, as a result, entities that were formed for this initiative are being dissolved or redeployed.

•	On March 29, 2013, Sirius Global Solutions acquired Ashmere, an AIG runoff subsidiary. The transaction resulted in a gain of $6.9 million recorded in other revenue.

NOTE 3. Reserves for Unpaid Losses and Loss Adjustment Expenses

Sirius Group establishes loss and LAE reserves that are estimates of future amounts needed to pay claims and related expenses for events that have already occurred. Sirius Group also obtains reinsurance whereby another reinsurer contractually agrees to indemnify Sirius Group for all or a portion of the reinsurance risks underwritten by Sirius Group. Such arrangements, where one reinsurer provides reinsurance to another reinsurer, are usually referred to as “retrocessional reinsurance” arrangements. Sirius Group establishes estimates of amounts recoverable from retrocessional reinsurance in a manner consistent with the loss and LAE liability associated with reinsurance contracts offered to its customers (the “ceding companies”), net of an allowance for uncollectible amounts. Net reinsurance loss reserves represent loss and LAE reserves reduced by retrocessional reinsurance recoverable on unpaid losses.

The estimation of net reinsurance loss and LAE reserves is subject to the same risk as the estimation of insurance loss and LAE reserves. In addition to those risk factors which give rise to inherent uncertainties in establishing insurance loss and LAE reserves, the inherent uncertainties of estimating such reserves are even greater for the reinsurer, due primarily to: (1) the claim-tail for reinsurers and insurers working through managing general underwriters (“MGUs”) being further extended because claims are first reported to either the original primary insurance company or the MGU and then through one or more intermediaries or reinsurers, (2) the diversity of loss development patterns among different types of reinsurance treaties, facultative contracts or direct insurance contracts, (3) the necessary reliance on the ceding companies, intermediaries and MGUs for information regarding reported claims and (4) the differing reserving practices among ceding companies and MGUs.

As with insurance reserves, the process of estimating reinsurance reserves involves a considerable degree of judgment by management and, as of any given date, is inherently uncertain. Based on the above, such uncertainty may be larger relative to the reserves for a company that principally writes reinsurance compared to an insurance company, and certainty may take a longer time to emerge.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Upon notification of a loss from an insured (typically a ceding company), Sirius Group establishes case reserves, including LAE reserves, based upon Sirius Group’s share of the amount of reserves established by the insured and Sirius Group’s independent evaluation of the loss. In cases where available information indicates that reserves established by a ceding company are inadequate, Sirius Group establishes case reserves or incurred but not reported (“IBNR”) in excess of its share of the reserves established by the ceding company. Also, in certain instances, Sirius Group may decide not to establish case reserves or IBNR, when the information available indicates that reserves established by ceding companies are not adequately supported. In addition, specific claim information reported by insureds or obtained through claim audits can alert management to emerging trends such as changing legal interpretations of coverage and liability, claims from unexpected sources or classes of business, and significant changes in the frequency or severity of individual claims where customary. Generally, ceding company audits are not customary outside the United States. This information is often used to supplement estimates of IBNR.

Although loss and LAE reserves are initially determined based on underwriting and pricing analyses, Sirius Group regularly reviews the adequacy of its recorded reserves by using a variety of generally accepted actuarial methods, including historical incurred and paid loss development methods. If actual loss activity differs substantially from expectations, an adjustment to recorded reserves may be warranted. As time passes, loss reserve estimates for a given year will rely more on actual loss activity and historical patterns than on initial assumptions based on pricing indications.

The actuarial methods described above are used to calculate a point estimate of loss and LAE reserves for each company within Sirius Group. These point estimates are then aggregated to produce an actuarial point estimate for Sirius Group. Once a point estimate is established, Sirius Group’s actuaries estimate loss reserve ranges to measure the sensitivity of the actuarial assumptions used to set the point estimates. These ranges are calculated from historical variations in loss ratios, payment and reporting patterns by class and type of business.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Loss and Loss Adjustment Expense Reserve Summary
The following table summarizes the loss and LAE reserve activities of Sirius Group for the years ended December 31, 2015, 2014, and 2013:

	Year ended December 31,
Millions	2015	2014	2013
Gross beginning balance	$1,809.8	$2,025.0	$2,168.9
Less beginning reinsurance recoverable on unpaid losses	(322.2)	(347.9)	(321.8)
Net loss and LAE reserve balance	1,487.6	1,677.1	1,847.1

Loss and LAE reserves acquired (1)	—	45.4	37.7

Losses and LAE incurred relating to:
Current year losses	473.9	443.3	466.8
Prior years losses	(51.2)	(98.0)	(48.4)
Total net incurred losses and LAE	422.7	345.3	418.4

Accretion of fair value adjustment to net loss and LAE reserves	0.7	0.7	1.7
Foreign currency translation adjustment to net loss and LAE reserves	(27.2)	(36.0)	0.3

Loss and LAE paid relating to:
Current year losses	162.4	142.7	147.6
Prior years losses	360.1	402.2	480.5
Total loss and LAE payments	522.5	544.9	628.1

Net ending balance	1,361.3	1,487.6	1,677.1
Plus ending reinsurance recoverable on unpaid losses	283.1	322.2	347.9
Gross ending balance	$1,644.4	$1,809.8	$2,025.0

(1)  Loss and LAE reserves acquired in 2014 relate to Sirius Group’s purchase of Olympus Re and loss portfolio transfer from a major international financial services company. Loss and LAE reserves acquired in 2013 relate to Sirius Global Solutions’ purchases of Empire and Ashmere.

Loss and LAE development—2015
During the year ended December 31, 2015, Sirius Group had net favorable loss reserve development of $51.2 million. The major reductions in loss reserve estimates were recognized in the property ($25.6 million), and casualty and other runoff lines ($13.7 million). The decrease in property was driven primarily by reductions in the ultimate loss estimates for natural catastrophes that occurred between 2010 and 2014 due to less than expected claims activity.

Loss and LAE development – 2014
During the year ended December 31, 2014, Sirius Group had net favorable loss reserve development of $98.0 million. The major reductions in loss reserve estimates were recognized in property ($54.5 million), aviation and space ($12.6 million), accident and health ($13.1 million) lines and casualty ($12.7 million) lines, partially offset by a $9.6 million increase in asbestos and environmental loss reserves. For the property loss estimates decrease, $24.0 million represented reduction of loss reserves previously held above the actuarial central estimate. This amount represented an IBNR provision established between 2010-2012 in response to the large catastrophe events, including the 2010 earthquake in Chile, the 2010/2011 earthquakes in New Zealand, the 2011 earthquake in Japan, and hurricane Sandy in 2012, and the inherent uncertainty associated with deriving initial loss estimates. When examined in 2014, the loss estimates for these events had stabilized and had proven to be redundant in aggregate; as a result, the additional amount above the actuarial central estimate was reversed.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Loss and LAE development —2013
During the year ended December 31, 2013, Sirius Group experienced $48.4 million of net favorable loss reserve development. Sirius Group’s net favorable loss reserve development included $23.9 million of favorable loss reserve development on prior years’ catastrophe losses. Other major reductions in loss reserve estimates recognized included property ($16.6 million), aviation/space ($10.1 million), and accident and health ($9.2 million) lines, partially offset by an $11.8 million increase in asbestos loss reserves.

Fair value adjustment to loss and LAE reserves
In connection with purchase accounting for acquisitions, Sirius Group is required to adjust loss and LAE reserves and the related reinsurance recoverables to fair value on their respective acquired balance sheets.  The net reduction to loss and LAE reserves is being recognized through an income statement charge ratably with and over the period the claims are settled. Sirius Group recognized $0.7 million, $0.7 million, and $1.7 million of such charges, recorded as loss and LAE during 2015, 2014, and 2013. As of December 31, 2015, the pre-tax un-accreted adjustment was $3.4 million.

Asbestos and Environmental Loss and Loss Adjustment Expense Reserve Activity
Sirius Group’s reserves include provisions made for claims that assert damages from asbestos and environmental (“A&E”) related exposures primarily at Sirius America. Asbestos claims relate primarily to injuries asserted by those who came in contact with asbestos or products containing asbestos. Environmental claims relate primarily to pollution and related clean-up cost obligations, particularly as mandated by U.S. federal and state environmental protection agencies. In addition to the factors described above regarding the reserving process, Sirius Group estimates its A&E reserves based upon, among other factors, facts surrounding reported cases and exposures to claims, such as policy limits and deductibles, current law, past and projected claim activity and past settlement values for similar claims, as well as analysis of industry studies and events, such as recent settlements and asbestos‑related bankruptcies. The cost of administering A&E claims, which is an important factor in estimating loss reserves, tends to be higher than in the case of non-A&E claims due to the higher legal costs typically associated with A&E claims.

Sirius Group's A&E exposure is primarily from reinsurance contracts written between 1974 through 1985 by acquired companies, mainly MONY Reinsurance Company, which was acquired on December 31, 1991 and Christiania General Insurance Company, which was acquired on June 19, 1996. The exposures are mostly higher layer excess of loss treaty and facultative coverages with relatively low limits exposed for each claim. In 2014, Sirius Group increased its net A&E exposure through the LPT from the U.S. insurance subsidiary of a major international financial services company. In 2013, Sirius Group increased its net A&E exposure through incoming runoff portfolios acquired by Sirius Global Solutions. These acquisitions added $22.9 million in net asbestos reserves and $2.1 million in net environmental reserves in 2014, and $13.0 million in net asbestos reserves and $1.0 million in net environmental reserves in 2013.

The acquisition of companies having modest portfolios of A&E exposure has been typical of several prior Sirius Global Solutions transactions and is likely to be an element of at least some future acquisitions. However, the acquisition of new A&E liabilities is undertaken only after careful due diligence and utilizing conservative reserving assumptions in relation to industry benchmarks. In the case of the portfolios acquired during 2014 and 2013, the exposures arise almost entirely from old assumed reinsurance contracts having small limits of liability.

Sirius Group recorded a decrease of $0.5 million and an increase of $8.0 million and $11.8 million of asbestos-related incurred losses and LAE on its asbestos reserves in 2015, 2014, and 2013. The 2014 and 2013 incurred losses were primarily the result of management’s monitoring of a variety of metrics including actual paid and reported claims activity as compared to the most recent in-depth analysis performed in 2012, net paid and reported survival ratios, peer comparisons, and industry benchmarks.

Sirius Group recorded $3.0 million, $1.6 million and $0.8 million of environmental losses in 2015, 2014, and 2013 on its already existing reserves.

Sirius Group’s net reserves for A&E losses were $189.7 million and $210.2 million as of December 31, 2015 and 2014, respectively. Sirius Group’s A&E three-year net paid survival ratio was approximately 8.9 years and 8.8 years as of December 31, 2015 and 2014.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Sirius Group’s reserves for A&E losses as of December 31, 2015 represent management’s best estimate of its ultimate liability based on information currently available. However, as case law expands, and medical and clean-up costs increase and industry settlement practices change, Sirius Group may be subject to asbestos and environmental losses beyond currently estimated amounts. Sirius Group cannot reasonably estimate at the present time loss reserve additions arising from any such future adverse developments and cannot be sure that allocated loss reserves will be sufficient to cover additional liability arising from any such adverse developments.

The following table summarizes reported A&E loss and LAE reserve activities (gross and net of reinsurance) for the years ended December 31, 2015, 2014, and 2013, respectively:

	2015		2014		2013
Millions	Gross	Net	Gross	Net	Gross	Net
Asbestos:
Beginning balance	$ 215.8	$ 192.8	$ 207.4	$ 178.7	$ 208.2	$ 174.2
Losses and LAE acquired	—	—	22.9	22.9	13.0	13.0
Incurred losses and LAE	(0.3)	(0.5)	7.4	8.0	12.1	11.8
Paid losses and LAE	(22.0)	(19.4)	(21.9)	(16.8)	(25.9)	(20.3)
Ending balance	193.5	172.9	215.8	192.8	207.4	178.7
Environmental:
Beginning balance	22.7	17.4	20.4	15.2	20.4	15.2
Losses and LAE acquired	—	—	2.1	2.1	1.0	1.0
Incurred losses and LAE	3.0	3.0	1.6	1.6	0.8	0.8
Paid losses and LAE	(4.2)	(3.6)	(1.4)	(1.5)	(1.8)	(1.8)
Ending balance	21.5	16.8	22.7	17.4	20.4	15.2
Total asbestos and environmental:
Beginning balance	238.5	210.2	227.8	193.9	228.6	189.4
Losses and LAE acquired	—	—	25.0	25.0	14.0	14.0
Incurred losses and LAE	2.7	2.5	9.0	9.6	12.9	12.6
Paid losses and LAE	(26.2)	(23.0)	(23.3)	(18.3)	(27.7)	(22.1)
Ending balance	$ 215.0	$ 189.7	$ 238.5	$ 210.2	$ 227.8	$ 193.9

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

NOTE 4. Third Party Reinsurance

In the normal course of business, Sirius Group’s subsidiaries seek to limit losses that may arise from catastrophes or other events by reinsuring with third-party reinsurers. Sirius Group remains liable for risks reinsured in the event that the reinsurer does not honor its obligations under reinsurance contracts. The effects of reinsurance on Sirius Group’s subsidiaries’ written and earned premiums and on losses and LAE were as follows:

	Year ended December 31,
Millions	2015	2014	2013
Written premiums:
Direct	$ 293.7	$ 208.7	$ 177.3
Assumed	866.8	927.9	943.1
Gross written premiums	1,160.5	1,136.6	1,120.4
Ceded	(312.9)	(254.1)	(243.8)
Net written premiums	$ 847.6	$ 882.5	$ 876.6
Earned premiums:
Direct	$ 277.8	$ 200.2	$ 174.0
Assumed	868.3	925.4	938.6
Gross earned premiums	1,146.1	1,125.6	1,112.6
Ceded	(299.1)	(251.7)	(246.2)
Net earned premiums	$ 847.0	$ 873.9	$ 866.4
Losses and LAE:
Direct	$ 151.3	$ 117.8	$ 98.1
Assumed	391.9	378.1	455.5
Gross losses and LAE	543.2	495.9	553.6
Ceded	(120.5)	(150.6)	(135.2)
Net losses and LAE	$ 422.7	$ 345.3	$ 418.4

Sirius Group's reinsurance protection primarily consists of pro-rata and excess of loss protections to cover A&H, aviation, trade credit, energy & marine and property exposures. Attachment points and coverage limits vary by region around the world. Sirius Group's core proportional property reinsurance programs provide protection for parts of the non-proportional treaty accounts written in Europe, the Americas, Asia, the Middle East and Australia. These reinsurance protections are designed to increase underwriting capacity where appropriate, and to reduce exposure both to large catastrophe losses and to a frequency of smaller loss events. At January 1, 2016 the pro rata program has been enhanced by an additional worldwide quota share treaty covering non-proportional property catastrophe exposures in respect of non-proportional layers/programs having exposure in more than one continent.

Sirius Group purchases excess of loss reinsurance protection for its facultative and direct property portfolios. The protection has been renewed at January 1, 2016 providing $30.0 million of protection in excess of $5.0 million for business written in Stockholm, Hamburg, London and syndicate 1945. An additional $2.5 million of second loss coverage in excess of a retention of $2.5 million is in place for the direct and facultative portfolio written in Stockholm and Hamburg. Sirius Group also has $5.0 million of protection in excess of retention of $5.0 million for the London branch and Syndicate 1945 for facultative and direct U.S. – catastrophe exposed business, which was renewed for 12 months through June 30, 2016. Furthermore, At January 1, 2016, a new world wide per risk protection was purchased, providing $13.0 million of protection in excess of $2.0 million for direct and facultative business written in Syndicate 1945.

Sirius Group has in place excess of loss retrocessional coverage for its non-U.S. and non-Japan earthquake-related exposures. This cover was renewed for one year at April 1, 2015, providing $40.0 million of reinsurance protection in excess of Sirius Group’s retention of $35.0 million and a further $35.0 million of coverage in excess of $75.0 million.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

In addition, Sirius Group periodically purchases industry loss warranty (“ILW”) contracts to augment its overall retrocessional program. In addition to certain ILW contracts, as described below purchased in conjunction with the CMI sale (See Note 1), the following ILW contracts are currently in force:

Scope	Limit	Trigger	Expiration Date
European wind & flood	$5 million	$7.5 billion	March 31, 2016
European wind & flood	$5 million	$7.5 billion	March 31, 2016
European all natural perils	$15 million	$15 billion	May 31, 2017
(second event aggregate
excess cover)
European wind & earthquake	$7.5 million	$5 - $7.5 billion	March 31, 2016
United States all natural peril	$5 million	$40 billion	April 20, 2016
United States all natural peril	$2.5 million	$40 billion	April 23, 2016
United States all natural peril	$5 million	$20 billion	June 30, 2016
United States, European, Japan wind & earthquake	$18 million	$5 - $10 billion	December 31, 2016
(multiple layer covers)

Sirius Group's aviation reinsurance program is intended to reduce exposure to a frequency of small losses, a single large loss, or a combination of both. For the proportional and facultative aviation portfolios, reinsurance protection purchase has been geared to cover losses from events that cause a market loss in excess of $250.0 million up to a full policy limit of $2.0 billion. This program is in effect through November 2015. For the non-proportional aviation portfolio, reinsurance protection includes a 15% quota share treaty. In addition, the non-proportional portfolio is protected by ILWs totaling limits of $29.5 million. The ILWs attach at industry loss levels between $350.0 million and $1.0 billion.

For the marine yacht portfolio written by the Syndicate 1945, reinsurance coverage is in place for $19.8 million in excess of a retention of $0.3 million. Also, an Energy & Marine excess of loss coverage for Syndicate 1945 is in place for $13.5 million in excess of retention of $1.5 million protecting both risk and cat losses. For 2016, new reinsurance coverage was placed for $4.3 million in excess of $0.8 million for the cargo account written in Syndicate 1945. Furthermore, from January 1, 2016, a new marine whole account protection has been placed for $7.5 million in excess of various underlying protections covering marine, cargo, and terrorism written by Syndicate 1945. On top of the aforementioned whole account protection, an additional whole account coverage was placed for $7.5 million in excess of all underlying protections covering property, marine, cargo and terrorism.

For the accident and health account, Sirius Group has excess of loss protection covering personal accident and life of €10.0 million or approximately $10.9 million (based on the December 31, 2015 EUR to USD exchange rate) of protection in excess of a €5.0 million or approximately $5.4 million (based on the December 31, 2015 EUR to USD exchange rate) retention for the Stockholm, Hamburg, Liege and Singapore branches. Only 50% of this protection was placed at January 1, 2016. In addition, Sirius America’s direct insurance portfolio includes quota share reinsurance of various percentages.

For 2015, Sirius Group ceded 10% and 25% of its trade credit and bond business, respectively, under a quota share retrocession. As of January 1, 2016, a quota share cession of 60% in respect of a specific trade credit acceptance remains in place.

For 2015, Sirius Group also ceded 30% of the direct contingency account written in the London branch and Syndicate 1945 on a proportional basis. The treaty was renewed at January 1, 2016 as well as the 20% variable quota share treaty cession for risks exceeding $10.0 million.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Almost all of Sirius Group's excess of loss reinsurance protections, excluding ILWs which tend to only cover one loss event, includes provisions that reinstate coverage at a cost of 100% or more of the original reinsurance premium.

In connection with the transaction to sell Sirius Group to CMI (see Note 1.), White Mountains required Sirius Group to purchase ILW contracts to mitigate the potential impact of major natural catastrophe events on Sirius Group's balance sheet pending the close of the sale to CMI (the “ILW Covers”). The cost and potential economic benefit provided by the coverage under the ILW Covers inure to White Mountains. The majority of the contracts expire in May or June 2016. The following summarizes the ILW Covers:

Scope	Limit	Industry Loss
United States first event	$75.0 million	$40.0 billion
United States first event	$22.5 million	$50.0 billion
United States second event	$45.0 million	$15.0 billion
Japan first event	$25.0 million	$12.5 billion

As of December 31, 2015, Sirius Group had $10.2 million of reinsurance recoverables on paid losses and $283.1 million of reinsurance recoverables on unpaid losses that will become recoverable if claims are paid in accordance with current reserve estimates. Because retrocessional reinsurance contracts do not relieve Sirius Group of its obligation to its insureds, the collectability of balances due from Sirius Group's reinsurers is critical to its financial strength. Sirius Group monitors the financial strength and ratings of retrocessionaires on an ongoing basis.

The following table provides a listing of Sirius Group’s gross and net recoverable amounts by the reinsurer’s Standard & Poor’s Financial Services LLC (“Standard & Poor’s”) rating and the percentage of total recoverables at December 31, 2015:

Rating(1)	Gross	Collateral	Net	% of Net Total
AA	$102.5	$0.4	$102.1	44%
A	126.8	14.5	112.3	48%
BBB+	3.7	3.3	0.4	—%
BBB or lower	7.1	5.5	1.6	—%
Not rated	53.2	35	18.2	8%
Total	$293.3	$58.7	$234.6	100%
(1) Standard & Poor’s ratings as detailed above are: “AA” (Very strong), “A” (Strong), and “BBB+” and “BBB” (Adequate).

NOTE 5. Investment Securities

Net Investment Income
Sirius Group’s net investment income is comprised primarily of interest income associated with Sirius Group’s fixed maturity investments, dividend income from its equity investments and interest income from its short-term investments.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Pre-tax net investment income for 2015, 2014, and 2013 consisted of the following:

	Year Ended December 31,
Millions	2015	2014	2013
Investment income:
Fixed maturity investments	$45.0	$47.5	$52.3
Short-term investments	2.2	1.4	2.6
Common equity securities	5.9	4.0	3.9
Convertible fixed maturity investments	0.1	0.8	0.6
Other long-term investments	(0.3)	1.0	2.1
Interest on funds held under reinsurance treaties	(0.5)	(0.1)	0.3
Total investment income	52.4	54.6	61.8
Investment expenses	(12.6)	(13.5)	(13.0)
Net investment income, pre-tax	$39.8	$41.1	$48.8

Net Realized and Unrealized Investment Gains (Losses)

Net realized and unrealized investment gains (losses) for 2015, 2014, and 2013 consisted of the following:

	Year Ended December 31, 2015
Millions	Net realized and unrealized gains (losses)	Net foreign currency gains (losses)	Total Net realized and unrealized gains (losses) reflected in earnings
Fixed maturity investments	$ (21.1)	$ 47.0	$ 25.9
Short-term investments	—	—	—
Common equity securities	221.8	4.9	226.7
Convertible fixed maturity investments	0.6	—	0.6
Other long-term investments	(15.2)	3.3	(11.9)
Forward contracts	(0.3)	—	(0.3)
Net realized and unrealized investment gains, pre-tax	185.8	55.2	241.0
Income taxes attributable to realized and unrealized
investment gains	(36.2)	(12.9)	(49.1)
Net realized and unrealized investment gains, after-tax	$ 149.6	$ 42.3	$ 191.9

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

	Year Ended December 31, 2014
Millions	Net realized and unrealized gains (losses)	Net foreign currency gains (losses)	Total Net realized and unrealized gains (losses) reflected in earnings
Fixed maturity investments	$ 37.4	$ 133.0	$ 170.4
Short-term investments	—	2.9	2.9
Common equity securities	16.8	8.5	25.3
Convertible fixed maturity investments	(1.2)	0.3	(0.9)
Other long-term investments	5.4	5.8	11.2
Forward contracts	0.3	—	0.3
Net realized and unrealized investment gains, pre-tax	58.7	150.5	209.2
Income taxes attributable to realized and unrealized
investment gains	(16.0)	(36.5)	(52.5)
Net realized and unrealized investment gains, after-tax	$ 42.7	$ 114.0	$ 156.7

	Year Ended December 31, 2013
Millions	Net realized and unrealized gains (losses)	Net foreign currency gains (losses)	Total Net realized and unrealized gains (losses) reflected in earnings
Fixed maturity investments	$ (35.3)	$ 0.6	$ (34.7)
Short-term investments	—	—	—
Common equity securities	49.7	(4.1)	45.6
Convertible fixed maturity investments	0.5	—	0.5
Other long-term investments	10.4	4.8	15.2
Forward contracts	0.1	—	0.1
Net realized and unrealized investment gains, pre-tax	25.4	1.3	26.7
Income taxes attributable to realized and unrealized
investment gains	(7.1)	(0.2)	(7.3)
Net realized and unrealized investment gains, after-tax	$ 18.3	$ 1.1	$ 19.4

Sirius Group recognized gross realized investment gains of $154.3 million, $75.3 million and $67.6 million and gross realized investment losses of $15.8 million, $10.3 million and $53.3 million on sales of investment securities during 2015, 2014, and 2013.

As of December 31, 2014 Sirius Group reported $2.1 million in accounts payable on unsettled investment purchases. No amount was reported for December 31, 2015.

As of December 31, 2015 and 2014 $29.0 million and $18.7 million in accounts receivable on unsettled investment sales.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The following table summarizes the amount of total gains (losses) included in earnings attributable to unrealized investment gains (losses) for Level 3 investments for the years ended December 31, 2015, 2014 and 2013:

	Year Ended December 31,
Millions	2015	2014	2013
Fixed maturity investments	$ (0.4)	$ (0.6)	$ (0.6)
Common equity securities	(9.8)	4.9	0.8
Other long-term investments	(17.1)	(2.6)	9.0
Total unrealized investment (losses) gains, pre-tax - Level 3 investments	$(27.3)	$ 1.7	$ 9.2

The components of Sirius Group’s net realized and unrealized investment gains (losses), after-tax, as recorded on the statements of operations and comprehensive income were as follows:

	Year Ended December 31,
Millions	2015	2014	2013
Change in equity in net unrealized (losses) gains from investments in unconsolidated affiliates, pre-tax	$(35.4)	$72.0	$(102.3)
Income tax benefit (expense)	2.9	(5.8)	8.3
Change in equity in net unrealized (losses) gains from investments in unconsolidated affiliates, after-tax	(32.5)	66.2	(94.0)
Change in net unrealized foreign currency (losses) gains on investments through accumulated other comprehensive income, after-tax	(110.7)	(274.3)	11.3
Total investments (losses) through accumulated other comprehensive income, after-tax	(143.2)	(208.1)	(82.7)
Net realized and unrealized investment gains, after-tax	191.9	156.7	19.4
Total investment gains (losses) recorded during the period, after-tax	$48.7	$(51.4)	$(63.3)

Investment Holdings
The cost or amortized cost, gross unrealized investment gains (losses), net foreign currency gains (losses), and carrying values of Sirius Group’s fixed maturity investments as of December 31, 2015 and 2014, were as follows:

	December 31, 2015
				Net
	Cost or	Gross	Gross	foreign
	amortized	unrealized	unrealized	currency	Carrying
Millions	cost	gains	losses	gains (losses)	value
Fixed maturity investments:
Debt securities issued by corporations	$1,155.3	$11.7	$(8.7)	$41.0	$1,199.3
Mortgage-backed and asset-backed securities	969.0	3.8	(4.1)	15.9	984.6
U.S. Government and agency obligations	125.0	—	(0.1)	0.1	125.0
Foreign government, agency and provincial obligations	44.5	0.1	(0.1)	—	44.5
Preferred stocks	4.2	0.2	—	0.2	4.6
Municipal obligations	1.0	—	—	—	1.0
Total fixed maturity investments	$2,299.0	$15.8	$(13.0)	$57.2	$2,359.0

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

	December 31, 2014
				Net
	Cost or	Gross	Gross	foreign
	amortized	unrealized	unrealized	currency	Carrying
Millions	cost	gains	losses	gains (losses)	value
Fixed maturity investments:
Debt securities issued by corporations	$1,052.1	$31.4	$(1.6)	$50.7	$1,132.6
Mortgage-backed and asset-backed securities	841.6	4.8	(1.0)	25.8	871.2
Foreign government, agency and provincial obligations	263.2	3.9	(0.1)	(2.7)	264.3
U.S. Government and agency obligations	79.3	—	(0.1)	3.7	82.9
Preferred stocks	1.3	0.2	—	0.1	1.6
Municipal obligations	1.0	0.1	—	—	1.1
Total fixed maturity investments	$2,238.5	$40.4	$(2.8)	$77.6	$2,353.7

The weighted average duration of Sirius Group’s fixed income portfolio as of December 31, 2015 was approximately 2.2 years, including short-term investments, and approximately 2.6 years excluding short-term investments.

The cost or amortized cost and carrying value of Sirius Group’s fixed maturity investments and convertible fixed maturity investments as of December 31, 2015 is presented below by contractual maturity. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

	December 31, 2015
Millions	Cost or amortized cost	Carrying value
Due in one year or less	$153.2	$161.3
Due after one year through five years	916.9	944.3
Due after five years through ten years	245.9	254.1
Due after ten years	9.8	10.1
Mortgage-backed and asset-backed securities	969.0	984.6
Preferred stocks	4.2	4.6
Total	$2,299.0	$2,359.0

The cost or amortized cost, gross unrealized investment gains and losses, net foreign currency gains and losses, and carrying values of Sirius Group’s common equity securities, convertible fixed maturity investments and other long-term investments as of December 31, 2015 and 2014, were as follows:

	December 31, 2015
				Net foreign
	Cost or	Gross unrealized	Gross unrealized	currency	Carrying
Millions	amortized cost	gains	losses	gains (losses)	value
Common equity securities	$515.7	$218.5	$(5.9)	$1.8	$730.1
Convertible fixed maturity investments	$—	$—	$—	$—	$—
Other long-term investments	$72.3	$8.9	$(7.7)	$4.7	$78.2

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

	December 31, 2014
				Net foreign
	Cost or	Gross unrealized	Gross unrealized	currency	Carrying
Millions	amortized cost	gains	losses	gains (losses)	value
Common equity securities	$157.4	$46.9	$(1.6)	$5.5	$208.2
Convertible fixed maturity investments	$6.0	$0.1	$(0.2)	$0.7	$6.6
Other long-term investments	$91.3	$22.3	$(5.0)	$2.9	$111.5
Proceeds from the sales and maturities of investments, excluding short-term investments, totaled $2,663.1 million, $3,031.5 million, and $2,412.7 million for the years ended December 31, 2015, 2014, and 2013.

Investments Held on Deposit or as Collateral
As of December 31, 2015 and 2014 investments of $96.3 million and $74.1 million, respectively, were held in trusts required to be maintained in relation to various reinsurance agreements. Sirius Group’s consolidated reinsurance operations are required to maintain deposits with certain insurance regulatory agencies in order to maintain their insurance licenses. The fair value of such deposits which are included within total investments totaled $92.6 million and $118.8 million as of December 31, 2015 and 2014.

As of December 31, 2015, Sirius Group held $1.9 million of collateral in the form short-term investments associated with interest rate cap agreements. (See Note 8.)

Fair value measurements as of December 31, 2015
Fair value measurements are categorized into a hierarchy that distinguishes between inputs based on market data from independent sources (“observable inputs”) and a reporting entity's internal assumptions based upon the best information available when external market data is limited or unavailable (“unobservable inputs”). Quoted prices in active markets for identical assets or liabilities have the highest priority (“Level 1”), followed by observable inputs other than quoted prices, including prices for similar but not identical assets or liabilities (“Level 2”) and unobservable inputs, including the reporting entity's estimates of the assumptions that market participants would use, having the lowest priority (“Level 3”).

Sirius Group used quoted market prices or other observable inputs to determine fair value for 98% of its investment portfolio. Investments valued using Level 1 inputs include fixed maturity investments, primarily investments in U.S. Treasuries, common equity securities and short-term investments, which include U.S. Treasury Bills. Investments valued using Level 2 inputs are primarily comprised of fixed maturity investments, which have been disaggregated into classes, including debt securities issued by corporations, municipal obligations, mortgage and asset-backed securities, foreign government obligations and preferred stocks. Fair value estimates for investments that trade infrequently and have few or no observable market prices are classified as Level 3 measurements. Investments valued using Level 2 inputs also include certain ETFs that track U.S. stock indices such as the S&P 500 but are traded on foreign exchanges and that management values using the fund's published NAV to account for the difference in market close times. Level 3 fair value estimates based upon unobservable inputs include Sirius Group's investments in hedge funds and private equity funds, surplus notes, as well as certain investments in fixed maturity investments, common equity securities, and convertible fixed and preferred maturity investments where quoted market prices are unavailable or are not considered reasonable. Sirius Group determines when transfers between levels have occurred as of the beginning of the period.

Sirius Group uses brokers and outside pricing services to assist in determining fair values. For investments in active markets, Sirius Group uses the quoted market prices provided by outside pricing services to determine fair value. The outside pricing services Sirius Group uses have indicated that they will only provide prices where observable inputs are available. In circumstances where quoted market prices are unavailable or are not considered reasonable, Sirius Group estimates the fair value using industry standard pricing models and observable inputs such as benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, prepayment speeds, reference data including research publications and other relevant inputs. Given that many fixed maturity investments do not trade on a daily basis, the outside pricing services evaluate a wide range of fixed maturity investments by regularly drawing parallels from recent trades and quotes of comparable securities with similar features. The characteristics used to identify comparable fixed maturity investments vary by asset type and take into account market convention.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Sirius Group's process to assess the reasonableness of the market prices obtained from the outside pricing sources covers substantially all of its fixed maturity investments and includes, but is not limited to, evaluation of model pricing methodologies, review of the pricing services' quality control processes and procedures on at least an annual basis, comparison of market prices to prices obtained from different independent pricing vendors on at least a semi-annual basis, monthly analytical reviews of certain prices and review of assumptions utilized by the pricing service for selected measurements on an ad hoc basis throughout the year. Sirius Group also performs back-testing of selected sales activity to determine whether there are any significant differences between the market price used to value the security prior to sale and the actual sale price on an ad-hoc basis throughout the year. Prices provided by the pricing services that vary by more than 5% and $1.0 million from the expected price based on these procedures are considered outliers. Also considered outliers are prices that haven’t changed from period to period and prices that have trended unusually compared to market conditions. In circumstances where the results of Sirius Group's review process does not appear to support the market price provided by the pricing services, Sirius Group challenges the price. If Sirius Group cannot gain satisfactory evidence to support the challenged price, it relies upon its own pricing methodologies to estimate the fair value of the security in question.

The valuation process above is generally applicable to all of Sirius Group’s fixed maturity investments. The techniques and inputs specific to asset classes within Sirius Group’s fixed maturity investments for Level 2 securities that use observable inputs are as follow:

Debt securities issued by corporations: The fair value of debt securities issued by corporations is determined from an evaluated pricing model that uses information from market sources and integrates relative credit information, observed market movements, and sector news. Key inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including sector, coupon, credit quality ratings, duration, credit enhancements, early redemption features and market research publications.

Mortgage and asset-backed securities: The fair value of mortgage and asset-backed securities is determined from an evaluated pricing model that uses information from market sources and leveraging similar securities. Key inputs include benchmark yields, reported trades, underlying tranche cash flow data, collateral performance, plus new issue data, as well as broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including issuer, vintage, loan type, collateral attributes, prepayment speeds, default rates, recovery rates, cash flow stress testing, credit quality ratings and market research publications.

Municipal obligations: The fair value of municipal obligations is determined from an evaluated pricing model that uses information from market makers, brokers-dealers, buy-side firms, and analysts along with general market information. Key inputs include benchmark yields, reported trades, issuer financial statements, material event notices and new issue data, as well as broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including type, coupon, credit quality ratings, duration, credit enhancements, geographic location and market research publications.

Foreign government obligations: The fair value of foreign government obligations is determined from an evaluated pricing model that uses feeds from data sources in each respective country, including active market makers and inter-dealer brokers. Key inputs include benchmark yields, reported trades, broker-dealer quotes, two-sided markets, benchmark securities, bids, offers, local exchange prices, foreign exchange rates and reference data including coupon, credit quality ratings, duration and market research publications.

Preferred stocks: The fair value of preferred stocks is determined from an evaluated pricing model that calculates the appropriate spread over a comparable security for each issue. Key inputs include exchange prices (underlying and common stock of same issuer), benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including sector, coupon, credit quality ratings, duration, credit enhancements, early redemption features and market research publications.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Level 3 valuations are generated from techniques that use assumptions not observable in the market. These unobservable assumptions reflect Sirius Group’s assumptions that market participants would use in valuing the investment. Generally, certain securities may start out as Level 3 when they are originally issued but as observable inputs become available in the market, they may be reclassified to Level 2.

Sirius Group employs a number of procedures to assess the reasonableness of the fair value measurements for its other long-term investments, including obtaining and reviewing the audited annual financial statements of hedge funds and private equity funds and periodically discussing each fund’s pricing with the fund manager. However, since the fund managers do not provide sufficient information to evaluate the pricing inputs and methods for each underlying investment, the inputs are considered to be unobservable. Accordingly, the fair values of Sirius Group’s investments in hedge funds and private equity funds have been classified as Level 3 measurements. The fair value of Sirius Group’s investments in hedge funds and private equity funds has been determined using net asset value.

Fair Value Measurements by Level
The following tables summarize Sirius Group’s fair value measurements for investments as of December 31, 2015 and 2014 by level. The major security types were based on the legal form of the securities. Sirius Group has disaggregated its fixed maturity investments based on the issuing entity type, which impacts credit quality, with debt securities issued by U.S. government entities carrying minimal credit risk, while the credit and other risks associated with other issuers, such as corporations, foreign governments, municipalities or entities issuing asset-backed securities vary depending on the nature of the issuing entity type. Sirius Group further disaggregates debt securities issued by corporations and equity securities by industry sector because investors often reference commonly used benchmarks and their subsectors to monitor risk and performance. Accordingly, Sirius Group has further disaggregated these asset classes into subclasses based on the similar sectors and industry classifications it uses to evaluate investment risk and performance against commonly used benchmarks, such as the Barclays Intermediate Aggregate and S&P 500 indices.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

	December 31, 2015
Millions	Fair value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Fixed maturities:
U.S. Government and agency obligations	$125.0	$125.0	$—	$—

Debt securities issued by corporations:
Consumer	314.2	—	314.2	—
Financials	202.4	—	202.4	—
Industrial	131.9	—	131.9	—
Communications	163.4	—	163.4	—
Energy	124.6	—	124.6	—
Health Care	117.1	—	117.1	—
Utilities	82.1	—	82.1	—
Materials	40.9	—	40.9	—
Technology	22.7	—	22.7	—
Total debt securities issued by corporations:	1,199.3	—	1,199.3	—

Mortgage-backed and asset-backed securities	984.6	—	984.6	—
Foreign government, agency and provincial obligations	44.5	16.2	28.3	—
Preferred stocks	4.6	—	1.6	3.0
Municipal obligations	1.0	—	1.0	—
Total fixed maturity investments	2,359.0	141.2	2,214.8	3.0

Short-term investments	323.2	321.3	1.9	—

Common equity securities:
Financials	557.6	557.6	—	—
EFT	172.5	172.5	—	—
Consumer	—	—	—	—
Energy	—	—	—	—
Industrial	—	—	—	—
Technology	—	—	—	—
Basic materials	—	—	—	—
Communications	—	—	—	—
Utilities	—	—	—	—
Other	—	—	—	—
Total common equity securities	730.1	730.1	—	—

Convertible fixed maturity investments	—	—	—	—
Other long-term investments(1)	74.4	—	—	74.4
Total investments	$3,486.7	$1,192.6	$2,216.7	$77.4
(1) Excludes carrying value of $3.8 associated with other long-term investment limited partnerships accounted for using the equity method.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

	December 31, 2014
Millions	Fair value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
Fixed maturities:
U.S. Government and agency obligations	$82.9	$82.9	$—	$—

Debt securities issued by corporations:
Consumer	380.3	—	380.3	—
Financials	191.0	—	191.0	—
Industrial	147.3	—	147.3	—
Communications	147.9	—	147.9	—
Energy	115.0	—	115.0	—
Health Care	—	—	—	—
Utilities	85.6	—	85.6	—
Materials	47.9	—	47.5	0.4
Technology	17.6	—	17.6	—
Total debt securities issued by corporations:	1,132.6	—	1,132.2	0.4

Mortgage-backed and asset-backed securities	871.2	—	871.2	—
Foreign government, agency and provincial obligations	264.3	20.6	243.7	—
Preferred stocks	1.6	—	1.6	—
Municipal obligations	1.1	—	1.1	—
Total fixed maturity investments	2,353.7	103.5	2,249.8	0.4

Short-term investments	486.0	483.6	2.4	—

Common equity securities:
Financials	80.3	44.2	—	36.1
EFT	—	—	—	—
Consumer	72.2	72.2	—	—
Energy	14.0	14.0	—	—
Industrial	11.2	11.2	—	—
Technology	11.0	11.0	—	—
Basic materials	8.2	8.2	—	—
Communications	5.3	5.3	—	—
Utilities	4.3	4.3	—	—
Other	1.7	1.7	—	—
Total common equity securities	208.2	172.1	—	36.1

Convertible fixed maturity investments	6.6	—	6.6	—
Other long-term investments(1)	106.3	—	—	106.3
Total investments	$3,160.8	$759.2	$2,258.8	$142.8
(1) Excludes carrying value of $5.2 associated with other long-term investment limited partnerships accounted for using the equity method.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Debt Securities Issued by Corporations
The following table summarizes the ratings of the corporate debt securities held in Sirius Group’s investment portfolio as of December 31, 2015 and 2014:

	Fair Value at
	December 31,
Millions	2015	2014
AA	$ 124.0	$ 93.3
A	362.3	358.6
BBB	704.1	675.6
Other	8.9	5.1
Debt securities issued by corporations (1)	$ 1,199.3	$ 1,132.6

(1) Credit ratings are assigned based on the following hierarchy: 1) Standard & Poor's and 2) Moody's Investor Service ("Moodys").

Mortgage-backed, Asset-backed Securities
Sirius Group purchases commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”) with the goal of maximizing risk adjusted returns in the context of a diversified portfolio. Sirius Group considers sub-prime mortgage-backed securities as those that have underlying loan pools that exhibit weak credit characteristics, or those that are issued from dedicated sub-prime shelves or dedicated second-lien shelf registrations (i.e., Sirius Group considers investments backed primarily by second-liens to be sub-prime risks regardless of credit scores or other metrics).

Sirius Group categorizes mortgage-backed securities as “non-prime” (also called “Alt A” or “A-”) if they are backed by collateral that has overall credit quality between prime and sub-prime based on Sirius Group’s review of the characteristics of their underlying mortgage loan pools, such as credit scores and financial ratios. Sirius Group’s non-agency residential mortgage-backed portfolio is generally moderate-term and structurally senior. Sirius Group does not own any collateralized loan obligations. Sirius Group does not own any collateralized debt obligations, with the exception of $31.4 million of non-agency residential mortgage resecuritization tranches, each a senior tranche in its own right and each collateralized by a single earlier vintage Super Senior or Senior non-agency residential mortgage backed security.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

	December 31, 2015			December 31, 2014
Millions	Fair Value	Level 2	Level 3	Fair Value	Level 2	Level 3
Mortgage-backed securities:
Agency:
GNMA	$68.4	$68.4	$—	$102.5	$102.5	$—
FNMA	2.5	2.5	—	3.2	3.2	—
FHLMC	11.7	11.7	—	20.8	20.8	—
Total Agency(1)	82.6	82.6	—	126.5	126.5	—
Non-agency:
Residential	113.8	113.8	—	60.2	60.2	—
Commercial	183.5	183.5	—	127.6	127.6	—
Total Non-agency	297.3	297.3	—	187.8	187.8	—

Total mortgage-backed securities	379.9	379.9	—	314.3	314.3	—
Asset-backed securities:
Credit card receivables	205.3	205.3	—	304.0	304.0	—
Vehicle receivables	235.6	235.6	—	134.8	134.8	—
Other	163.8	163.8	—	118.1	118.1	—
Total asset-backed securities	604.7	604.7	—	556.9	556.9	—
Total mortgage and asset-backed securities	$984.6	$984.6	$—	$871.2	$871.2	$—
(1) Represents publicly traded mortgage-backed securities which carry the full faith and credit guaranty of the U.S. government (i.e., GNMA) or are guaranteed by a government sponsored entity (i.e., FNMA, FHLMC).

Non-agency Mortgage-backed Securities
The security issuance years of Sirius Group’s investments in non-agency RMBS and non-agency CMBS securities as of December 31, 2015 are as follows:

	Security Issuance Year
Millions	Fair Value	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Non-agency RMBS	$113.8	$11.8	$15.6	$3.9	$—	$7.3	$—	$21.8	$2.0	$6.7	$9.2	$35.5	$—
Non-agency CMBS	183.5	—	—	—	—	—	—	4.3	—	22.0	38.7	64.1	54.4
Total	$297.3	$11.8	$15.6	$3.9	$—	$7.3	$—	$26.1	$2.0	$28.7	$47.9	$99.6	$54.4

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Non-agency Residential Mortgage-backed Securities
The classification of the underlying collateral quality and the tranche levels of Sirius Group non-agency RMBS securities are as follows as of December 31, 2015:

Millions	Fair Value	Super Senior (1)	Senior (2)	Subordinate (3)
Prime	$113.8	$55.9	$57.9	$—
Non-prime	—	—	—	—
Sub-prime	—	—	—	—
Total	$113.8	$55.9	$57.9	$—

(1)  At issuance, Super Senior, or in the case of resecuritization, the underlying securities, were rated "AAA" by Standard & Poor's, "Aaa" by
     Moody's or "AAA" by Fitch Ratings ("Fitch") and were senior to other "AAA" or "Aaa" bonds.

(2)  At issuance, Senior, or in the case of resecuritization, the underlying securities, were rated "AAA" by Standard & Poor’s "Aaa" by Moody’s or "AAA" by Fitch and were senior to non-"AAA" or non-"Aaa" bonds.

(3) At issuance, Subordinate were not rated "AAA" by Standard & Poor’s , "Aaa" by Moody’s or "AAA" by Fitch and were junior to "AAA" or "Aaa" bonds.

Non-agency Commercial Mortgage-backed Securities
Sirius Group’s non-agency CMBS portfolio is generally short-term and structurally subordinate, with more than 25 points of subordination on average for both fixed rate CMBS and floating rate CMBS as of December 31, 2015.  In general, subordination represents the percentage principal loss on the underlying collateral that would be absorbed by other securities lower in the capital structure before the more senior security incurs a loss.  As of December 31, 2015, on average less than 1% of the underlying loans were reported as non-performing for all non-agency CMBS held by Sirius Group.

The amount of fixed and floating rate securities and their tranche levels of Sirius Group’s non-agency CMBS securities are as follows as of December 31, 2015:

Millions	Fair Value	Super Senior (1)	Senior (2)	Subordinate (3)
Fixed rate CMBS	$118.4	$9.4	$53.9	$55.1
Floating rate CMBS	65.1	—	11.8	53.3
Total	$183.5	$9.4	$65.7	$108.4

(1)  At issuance, Super Senior, or in the case of resecuritization, the underlying securities, were rated "AAA" by Standard & Poor's, "Aaa" by
     Moody's or "AAA" by Fitch Ratings ("Fitch") and were senior to other "AAA" or "Aaa" bonds.

(2)  At issuance, Senior, or in the case of resecuritization, the underlying securities, were rated "AAA" by Standard & Poor’s "Aaa" by Moody’s or "AAA" by Fitch and were senior to non-"AAA" or non-"Aaa" bonds.

(3) At issuance, Subordinate were not rated "AAA" by Standard & Poor’s , "Aaa" by Moody’s or "AAA" by Fitch and were junior to "AAA" or "Aaa" bonds.

Other Long-term Investments
Other long-term investments consist of the following as of December 31, 2015 and 2014:

Millions	Fair Value at
	December 31, 2015	December 31, 2014
Hedge funds and private equity funds(1)	$ 45.8	$ 81.9
Limited liability companies and private equity securities(1)	28.6	24.4
Partnership investments accounted for under the equity method	3.8	5.2
Total other-long term investments	$ 78.2	$ 111.5

(1)See Fair Value Measurements by Level table.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Hedge Funds and Private Equity Funds
Sirius Group holds investments in hedge funds and private equity funds, which are included in other long-term investments. The fair value of these investments has been estimated using the net asset value of the funds. As of December 31, 2015, Sirius Group held investments in 7 hedge funds and 20 private equity funds. The largest investment in a single fund was $7.0 million as of December 31, 2015 and $16.3 million as of December 31, 2014.

The following table summarizes investments in hedge funds and private equity interests by investment objective and sector as of December 31, 2015 and 2014:

	December 31, 2015		December 31, 2014
Millions	Fair Value	Unfunded Commitments	Fair Value	Unfunded Commitments
Hedge funds
Long/short equity REIT	$—	$—	$—	$—
Long/short credit & distressed	7.2	—	13.0	—
Long/short banks and financial	—	—	16.2	—
Other	3.9	—	4.7	—
Total hedge funds	11.1	—	33.9	—

Private equity funds
Energy infrastructure & services	15.8	4.8	26.5	6.2
Multi-sector	9.9	1.9	9.6	3.1
Healthcare	3.8	0.4	3.1	1.4
Private equity secondaries	2.2	1.0	2.8	1.0
Real estate	0.4	0.1	1.9	3.3
International multi-sector, Europe	0.2	—	1.5	2.3
Venture capital	0.2	—	1.4	0.3
Manufacturing/Industrial	2.2	—	1.2	—
Total private equity funds	34.7	8.2	48.0	17.6
Total hedge and private equity funds included
in other long-term investments	$45.8	$8.2	$81.9	$17.6

Redemption of investments in certain hedge funds is subject to restrictions including lock-up periods where no redemptions or withdrawals are allowed, restrictions on redemption frequency and advance notice periods for redemptions. Amounts requested for redemptions remain subject to market fluctuations until the redemption effective date, which generally falls at the end of the defined redemption period.

The following summarizes the December 31, 2015 fair value of hedge funds subject to restrictions on redemption frequency and advance notice period requirements for investments in active hedge funds:

	Notice Period
Millions	30-59 days notice	60-89 days notice	90-119 days notice	120+ days notice
Redemption Frequency					Total
Monthly	$—	$—	$—	$—	$—
Quarterly	1.0	7.2	—	—	8.2
Semi-annual	—	1.4	—	—	1.4
Annual	—	—	1.4	0.1	1.5
Total	$1.0	$8.6	$1.4	$0.1	$11.1

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Certain of the hedge fund and private equity fund investments in which Sirius Group is invested are no longer active and are in the process of disposing of their underlying investments. Distributions from such funds are remitted to investors as the fund’s underlying investments are liquidated. As of December 31, 2015, distributions of $1.1 million were outstanding from these investments. The actual amount of the final distribution remittances remain subject to market fluctuations. The date at which such remittances will be received is not determinable as of December 31, 2015.

Sirius Group has also submitted redemption requests for certain of its investments in active hedge funds.  As of December 31, 2015, redemptions of $10.0 million are outstanding that would be subject to market fluctuations. The date at which such redemptions will be received is not determinable as of December 31, 2015. Redemptions are recorded as receivables when the investment is no longer subject to market fluctuations.

Investments in private equity funds are generally subject to a “lock-up” period during which investors may not request a redemption. Distributions prior to the expected termination date of the fund may be limited to dividends or a proceeds arising from the liquidation of the fund’s underlying investments. In addition, certain private equity funds provide an option to extend the lock-up period at either the sole discretion of the fund manager or upon agreement between the fund and the investors.

As of December 31, 2015, investments in private equity funds were subject to lock-up periods as follows:

Millions	1 – 3 years	3 – 5 years	5 – 10 years	>10 years	Total
Private Equity Funds - expected
lock up period remaining	$10.1	$9.8	$14.8	$—	$34.7

Rollforward of Fair Value Measurements by Level
Sirius Group uses quoted market prices where available as the inputs to estimate fair value for its investments in active markets. Such measurements are considered to be either Level 1 or Level 2 measurements, depending on whether the quoted market price inputs are for identical securities (Level 1) or similar securities (Level 2). Level 3 measurements for fixed maturity investments, common equity securities and other long-term investments as of December 31, 2015 and 2014 consist of securities for which the estimated fair value has not been determined based upon quoted market price inputs for identical or similar securities.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The following tables summarize the changes in Sirius Group’s fair value measurements by level for the years ended December 31, 2015 and 2014:

			Level 3 Investments
Millions	Level 1 Investments	Level 2 Investments	Fixed Maturities	Common equity securities	Convertible fixed maturities	Other long-term investments	Total
Balance at January 1, 2015	$275.6	$2,256.4	$0.4	$36.1	$—	$106.3	$2,674.8	(1) (2)
Total realized and unrealized gains	145.0	15.9	—	6.6	—	(11.3)	156.2
Foreign currency losses through OCI	(3.9)	(90.1)	(0.4)	—	—	(2.6)	(97.0)
Accretion	(0.3)	(21.9)	—	—	—	—	(22.2)
Purchases	1,117.3	1,962.7	43.7	—	—	10.5	3,134.2
Sales	(662.4)	(1,948.9)	—	(42.7)	—	(28.5)	(2,682.5)
Transfers in	—	40.7	—	—	—	—	40.7
Transfers out	—	—	(40.7)	—	—	—	(40.7)
Balance at December 31, 2015	$871.3	$2,214.8	$3.0	$—	$—	$74.4	$3,163.5	(2) (3)

(1) Excludes carrying value of $5.2 associated with other long-term investment limited partnerships accounted for using the equity method.
(2) Excludes carrying value of $486.0 and $323.2 at January 1, 2015 and December 31, 2015 classified as short-term investments.
(3) Excludes carrying value of $3.8 associated with other long-term investment limited partnerships accounted for using the equity method.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

			Level 3 Investments
Millions	Level 1 Investments	Level 2 Investments	Fixed Maturities	Common equity securities	Convertible fixed maturities	Other long-term investments	Total
Balance at January 1, 2014	$361.3	$2,398.4	$11.1	$31.1	$—	$115.8	$2,917.7	(1) (2)
Total realized and unrealized gains	36.5	154.5	0.4	5.0	—	11.3	207.7
Foreign currency losses through OCI	(24.8)	(222.9)	(0.9)	—	—	(5.1)	(253.7)
Accretion	(0.6)	(24.8)	—	—	—	—	(25.4)
Purchases	709.8	2,119.2	32.2	—	—	22.0	2,883.2
Sales	(801.9)	(2,225.9)	—	—	—	(37.7)	(3,065.5)
Net change in investments related to
purchases and sales of consolidated
affiliates	(6.0)	16.8	—	—	—	—	10.8
Exchange	1.3	(3.7)	2.4	—	—	—	—
Transfers in	—	44.8	—	—	—	—	44.8
Transfers out	—	—	(44.8)	—	—	—	(44.8)
Balance at December 31, 2014	$275.6	$2,256.4	$0.4	$36.1	$—	$106.3	$2,674.8	(2) (3)

(1) Excludes carrying value of $6.9 associated with other long-term investment limited partnerships accounted for using the equity method and $(0.1) associated with currency forward contracts.
(2) Excludes carrying value of $318.5 and $486.0 at January 1, 2014 and December 31, 2014 classified as short-term investments.
(3) Excludes carrying value of $5.2 associated with other long-term investment limited partnerships accounted for using the equity method.

Fair Value Measurements – transfers between levels
During 2015, six fixed maturity securities classified as Level 3 measurements in the prior period were recategorized as Level 2 measurements because quoted market prices for similar securities that were considered reliable and could be validated against an alternative source were available as of December 31, 2015.  These measurements comprise “Transfers out” of Level 3 and “Transfers in” to Level 2 of $40.7 million for the period ended December 31, 2015.

During 2014, six fixed maturity securities classified as Level 3 measurements in the prior period were recategorized as Level 2 measurements because quoted market prices for similar securities that were considered reliable and could be validated against an alternative source were available as of December 31, 2014.  These measurements comprise “Transfers out” of Level 3 and “Transfers in” to Level 2 of $44.8 million for the period ended December 31, 2014. During the third quarter of 2014, one convertible fixed maturity investment that was classified within level two was exchanged for common shares and a corporate debt security of the same entity. As of December 31, 2014, the common shares are classified within Level 1 since a quoted market price was available. As of December 31, 2014, the corporate debt security is classified within Level 3 since the fair value based upon observable market inputs has been adjusted to reflect a liquidity discount.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Significant Unobservable Inputs
The following summarizes significant unobservable inputs used in estimating the fair value of investment securities classified within Level 3 other than hedge funds and private equities as of December 31, 2015 and December 31, 2014. The fair value of investments in hedge funds and private equity funds, which are classified within Level 3, are estimated using the net asset value of the funds.

($ in Millions)			December 31, 2015

Description	Rating (2)	Valuation Technique(s)	Fair Value	Unobservable Input

Private equity securities (1)	NR	Multiple of GAAP book value	$15.1	Book value multiple	1.0X
Common stock warrant (1)	NR	Average fair value	$0.5	Discount rate range	14-17%
Preferred stock (1)	NR	Average share price	$3	Average share price	86.3
Private debt instrument (1)	NR	Share price of recent transaction	$3.9	Purchase price	$3.9

(1) As of December 31, 2015 each asset type consists of one security.
(2) Credit ratings are assigned based on the following hierarchy: 1) Standard & Poor's and 2) Moody's.

($ in Millions)			December 31, 2014

Description	Rating (2)	Valuation Technique(s)	Fair Value	Unobservable Input

Private equity securities (1)	NR	Multiple of GAAP book value	$36.1	Book value multiple	1.1
Private equity securities (1)	NR	Share price of recent transaction	$15.8	Share price	$0.13
Debt security issued by corporation(1)(3)	NR	Discounted cash flow	$0.4	Liquidity discount	10%
Asset-backed securities (1)	AA+	Broker pricing	N/A	N/A	N/A

(1) As of December 31, 2014 each asset type consists of one security.
(2) Credit ratings are assigned based on the following hierarchy: 1) Standard & Poor's and 2) Moody's.
(3) Judgementally determined based on the Company's limited trading ability of the issuer.

NOTE 6. Debt and Standby Letters of Credit Facilities

Sirius Group’s debt outstanding as of December 31, 2015 and 2014 consisted of the following:

	December 31,
Millions	2015	2014
SIG Senior Notes, at face value	$400.0	$400.0
Unamortized original issue discount	(0.2)	(0.3)
SIG Senior Notes, carrying value	399.8	399.7

Old Lyme Note	3.7	3.8
Total debt	$403.5	$403.5

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

A schedule of contractual repayments of Sirius Group’s debt as of December 31, 2015 follows:

Millions	December 31, 2015
Due in one year or less	$3.7
Due in one to three years	400.0
Due in three to five years	—
Due after five years	—
Total	$403.7

SIG Senior Notes
In March 2007, SIG issued $400.0 million face value of senior unsecured notes (“SIG Senior Notes”) at an issue price of 99.715% for net proceeds of $392.0 million after taking into effect both deferrable and non-deferrable issuance costs, including the interest rate lock agreement described below. The SIG Senior Notes were issued in an offering that was exempt from the registration requirements of the Securities Act of 1933. The SIG Senior Notes bear an annual interest rate of 6.375%, payable semi-annually in arrears on March 20 and September 20, until maturity in March 2017.

SIG incurred $3.6 million in expenses related to the issuance of the SIG Senior Notes (including $2.6 million in underwriting fees), which have been deferred and are being recognized into interest expense over the life of the SIG Senior Notes.

In anticipation of the issuance of the SIG Senior Notes, SIG entered into an interest rate lock agreement to hedge its interest rate exposure from the date of the agreement until the pricing of the SIG Senior Notes. The agreement was terminated on March 15, 2007 with a loss of $2.4 million, which was recorded in other comprehensive income. The loss is being reclassified from accumulated other comprehensive income over the life of the SIG Senior Notes using the interest method and is included in interest expense. As of December 31, 2015, the unamortized balance of the loss remaining in accumulated other comprehensive income was $0.4 million.

Taking into effect the amortization of the original issue discount and all underwriting and issuance expenses, including the interest rate lock agreement, the SIG Senior Notes yield an effective rate of approximately 6.5% per annum. Sirius Group recorded $26.3 million, $26.3 million, and $26.3 million of interest expense, inclusive of amortization of issuance costs and the interest rate lock agreement, on the SIG Senior Notes for each of the years ended December 31, 2015, 2014, and 2013.

Old Lyme Note
On December 30, 2011 Sirius Group acquired the runoff loss reserve portfolio of Old Lyme. As part of the acquisition, Sirius Group entered into a five-year $2.1 million purchase note with a maturity date of December 30, 2016. The principal amount of the purchase note is subject to upward adjustments for favorable loss reserve development (up to 50% of $6.0 million) and downward adjustments for any adverse loss reserve development. From inception, Sirius Group has had favorable loss reserve development of $3.2 million on the Old Lyme loss reserve position that has resulted in an increase of $1.6 million on the Old Lyme Note.
Stand By Letter of Credit Facilities
On November 25, 2014, Sirius International entered into two stand by letter of credit facility agreements totaling $200 million to provide capital support for its Lloyds Syndicate 1945. One letter of credit is a $125 million facility from Nordea Bank Finland plc (the “Nordea facility”), $100 million of which is issued on an unsecured basis. The second letter of credit is a $75 million facility with Lloyds Bank plc (the “Lloyds Bank facility”), $25 million of which is issued on an unsecured basis. On November 24, 2015, these facilities were renewed in the same amounts referenced above. The Nordea facility is renewable annually while the Lloyds Bank facility is for a two year term.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The unsecured portions of the Nordea facility and the Lloyds Bank facility are subject to various affirmative, negative and financial covenants that Sirius Group considers to be customary for such borrowings, including certain minimum net worth and maximum debt to capitalization standards.

Sirius International has other secured letter of credit and trust arrangements with various financial institutions to support its insurance operations. As of December 31, 2015 and 2014, these secured letter of credit and trust arrangements were collateralized by pledged assets and assets in trust of SEK 1.6 billion and SEK 1.8 billion, or $188.4 million and $225.3 million (based on the December 31, 2015 and 2014 SEK to USD exchange rates).

Debt and Standby Letter of Credit Facility Covenants
As of December 31, 2015, Sirius Group was in compliance with all of the covenants under the SIG Senior Notes, the Nordea facility and the Lloyd’s Bank facility.

Interest
Total interest expense incurred by Sirius Group for its indebtedness was $26.6 million, $26.3 million, and $26.3 million in 2015, 2014, and 2013. Total interest paid by Sirius Group for its indebtedness was $25.5 million, $25.5 million, and $25.5 million in 2015, 2014, and 2013, respectively.

NOTE 7. Income Taxes

The Company and its Bermuda domiciled subsidiaries are not subject to Bermuda income tax under current Bermuda law. In the event there is a change in the current law such that taxes are imposed, the Company and its Bermuda domiciled subsidiaries would be exempt from such tax until March 31, 2035, pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966. The Company has subsidiaries and branches that operate in various other jurisdictions around the world that are subject to tax in the jurisdictions in which they operate. The jurisdictions in which the Company’s subsidiaries and branches are subject to tax are Australia, Belgium, Canada, Germany, Gibraltar, Luxembourg, Malaysia, the Netherlands, Singapore, Sweden, Switzerland, the United Kingdom and the United States.

The total income tax (expense) benefit for the years ended December 31, 2015, 2014 and 2013 consisted of the following:

	Year Ended December 31,
Millions	2015	2014	2013
Current tax (expense) benefit:
U.S. Federal	$ (0.1)	$ (1.9)	$ 1.3
State	(1.5)	(2.8)	(0.4)
Non-U.S.	(9.6)	(43.6)	(15.2)
Total current tax (expense) benefit	(11.2)	(48.3)	(14.3)

Deferred tax (expense) benefit:
U.S. Federal	(21.4)	(12.5)	(17.0)
State	—	—	—
Non-U.S.	(14.5)	(10.9)	(15.3)
Total deferred tax (expense) benefit	(35.9)	(23.4)	(32.3)
Total income tax (expense) benefit	$ (47.1)	$ (71.7)	$ (46.6)

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Effective Rate Reconciliation
A reconciliation of taxes calculated using the 22% Swedish statutory rate (the rate at which the majority of Sirius Group’s worldwide operations are taxed) to the income tax (expense) benefit on pre-tax income follows:

	Year Ended December 31,
Millions	2015	2014	2013
Tax (expense) at the statutory rate	$ (76.8)	$ (77.6)	$ (43.2)
Differences in taxes resulting from:
Non-Sweden Earnings	20.6	(31.1)	(22.1)
Change in valuation allowance	11.3	17.8	16.5
Foreign tax credits	6.5	30.2	10.0
Tax reserve adjustments	(5.7)	(7.3)	(9.0)
Withholding taxes	(1.9)	(3.2)	(0.7)
Tax rate change enacted in U.K.	—	0.1	(0.5)
Other, net	(1.1)	(0.6)	2.4
Total income tax (expense) benefit on pre-tax earnings	$ (47.1)	$ (71.7)	$ (46.6)

In 2012, the Swedish tax legislation included a provision to limit the deductibility of interest paid on certain intra-group debt instruments. Uncertainty still exists with respect to the interpretation of the legislation. Adverse interpretation of the legislation by Swedish Tax Authorities could cause Sirius Group to write down some or all of the $29.5 million in deferred tax assets related to intra-group debt instruments in the Sirius Group internal capital structure, which would have an adverse effect on Sirius Group’s results of operations and financial condition.

The non-Sweden component of pre-tax income was $333.4 million, $271.2 million, and $103.5 million for the years ended December 31, 2015, 2014, and 2013.

Tax Payments and Receipts
Net income tax payments to national, state and local governments totaled $31.7 million, $8.8 million, and $10.8 million for the years ended December 31, 2015, 2014, and 2013.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Deferred Tax Inventory
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for tax purposes. An outline of the significant components of Sirius Group’s deferred tax assets and liabilities follows:

	Year Ended December 31,
Millions	2015	2014
Deferred income tax assets related to:
Non-U.S. net operating loss carryforwards	$ 345.1	$ 394.3
U.S. federal net operating loss and capital carryforwards	41.6	67.8
Loss reserve discount	27.8	31.1
Tax credit carryforwards	14.4	12.4
Incentive compensation and benefit accruals	6.5	7.1
Unearned Premiums	5.6	5.8
Allowance for doubtful accounts	2.1	1.7
Foreign currency translations on investments and other assets	2.1	—
Deferred interest	0.3	2.7
Other items	1.9	4.4
Total gross deferred income tax assets	447.4	527.3
Valuation allowance	(112.5)	(134.0)
Total adjusted deferred tax asset	334.9	393.3
Deferred income tax liabilities related to:
Safety reserve (See Note 11)	279.2	295.7
Net unrealized investment gains	17.5	22.6
Investment basis differences	9.8	15.2
Deferred acquisition costs	8.8	8.5
Purchase accounting	4.9	7.0
Foreign currency translations on investments and other assets	—	0.7
Other items	2.6	2.2
Total deferred income tax liabilities	322.8	351.9
Net deferred tax asset	$ 12.1	$ 41.4

Sirius Group’s deferred tax assets are net of U.S. federal and non-U.S. valuation allowances and, to the extent they relate to non-U.S. jurisdictions, they are shown at year-end exchange rates.

Of the $12.1 million net deferred tax asset as of December 31, 2015, $64.5 million relates to net deferred tax asset in the U.S. subsidiaries, $210.2 million relates to net deferred tax assets in Luxembourg subsidiaries, $1.0 million relates to net deferred tax assets in United Kingdom and $263.6 million relates to net deferred tax liabilities in Sweden subsidiaries.

Valuation Allowance
Sirius Group records a valuation allowance against deferred tax assets if it becomes more likely than not that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in income tax expense in the period of change. In determining whether or not a valuation allowance, or change therein, is warranted, Sirius Group considers factors such as prior earnings history, expected future earnings, carryback and carryforward periods and strategies that if executed would result in the realization of a deferred tax asset. It is possible that certain planning strategies or projected earnings in certain subsidiaries may not be feasible to utilize the entire deferred tax asset, which could result in material changes to Sirius Group’s deferred tax assets and tax expense.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Of the $112.5 million valuation allowance as of December 31, 2015, $112.2 million relates to deferred tax assets on net operating losses and unrealized gains and losses in Luxembourg subsidiaries (discussed under “Net Operating Loss and Capital Loss Carryforwards”), $0.1 million relates to other U.S. federal deferred tax benefits, and $0.2 million relates to net operating losses in Netherlands subsidiaries. Of the $134.0 million valuation allowance as of December 31, 2014, $133.7 million relates to deferred tax assets on net operating losses and unrealized gains and losses in Luxembourg subsidiaries (discussed under “Net Operating Loss and Capital Loss Carryforwards”), $0.1 million relates to other U.S. federal deferred tax benefits, and $0.2 million relates to net operating losses in Netherlands subsidiaries.

Luxembourg
During 2015, 2014, and 2013 Sirius Group recorded net tax benefits of $11.3 million, $14.1 million and $16.5 million from the net release of valuation allowances against deferred tax assets in Luxembourg subsidiaries. These companies had built up substantial deferred tax assets due to net operating loss carryforwards. The loss carryforwards primarily relate to tax deductible write downs in 2007 and 2008 of investments in U.S. subsidiaries. There were partial valuation allowances on these deferred tax assets in periods prior to the fourth quarter of 2012 because the companies did not expect sufficient future taxable income to utilize them.

United States
Sirius Re Holdings, Inc. (“SReHi”) has $0.1 million of a valuation allowance on foreign tax credits, which will expire in 2016 and 2017. SReHi has an additional $14.1 million of foreign tax credits that will expire between the years 2018 and 2025, which are expected to be fully utilized.

Net Operating Loss and Capital Loss Carryforwards
Net operating loss and capital loss carryforwards as of December 31, 2015, the expiration dates and the deferred tax assets thereon are as follows:

Millions	December 31, 2015
	United States	Luxembourg	Sweden	Netherlands	UK	Total
2017-2021	$—	$—	$—	$0.7	$—	$0.7
2022-2034	121.9	—	—	—	—	121.9
No expiration date	—	1,131.0	146.9	—	3.5	1,281.4
Total	121.9	1,131.0	146.9	0.7	3.5	1,404.0

Gross Deferred Tax Asset	41.6	330.5	13.8	0.2	0.7	386.8
Valuation Allowance	—	(113.3)	—	(0.2)	—	(113.5)
Net Deferred Tax Asset	$41.6	$217.2	$13.8	$—	$0.7	$273.3

Sirius Group expects to utilize net operating loss carryforwards in Luxembourg of $882.7 million but does not expect to utilize the remainder as they belong to companies that are not expected to have sufficient income in the future. These losses primarily relate to tax deductible write-downs in 2007 and 2008 of investments in U.S. subsidiaries held by Luxembourg subsidiaries. Included in the U.S. net operating loss carryforwards are losses of $14.4 million subject to an annual limitation on utilization under Internal Revenue Code Section 382. These loss carryforwards will begin to expire in 2022. As of December 31, 2015, there are U.S. foreign tax credits carryforwards available of $14.3 million, of which $0.2 million expires between 2016 and 2021, and the remaining begin to expire in 2022. As discussed above, a deferred tax valuation allowance of $0.1 million is established against the credits which expire in 2016 and 2017. As of December 31, 2015, there are alternative minimum tax credit carryforwards of $0.1 million which do not expire.

Uncertain Tax Positions
Recognition of the benefit of a given tax position is based upon whether a company determines that it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. In evaluating the more likely than not recognition threshold, Sirius Group must presume that the tax position will be subject to examination by a taxing authority with full knowledge of all relevant information. If the recognition threshold is met, then the tax position is measured at the largest amount of benefit that is more than 50% likely of being realized upon ultimate settlement.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Millions	Permanent Differences (1)	Temporary Differences (2)	Interest and Penalties (3)	Total
Balance at January 1, 2013	$1.2	$5.3	$—	$6.5
Changes in prior year tax positions	0.7	(0.1)	0.6	1.2
Tax positions taken during the current year	7.9	0.7	—	8.6
Lapse in statute of limitations	—	—	—	—
Settlements with tax authorities	—	—	—	—
Balance at December 31, 2013	9.8	5.9	0.6	16.3
Changes in prior year tax positions	0.3	—	(0.2)	0.1
Tax positions taken during the current year	5.6	0.8	—	6.4
Lapse in statute of limitations	(0.1)	—	—	(0.1)
Settlements with tax authorities	(0.6)	—	(0.3)	(0.9)
Balance at December 31, 2014	15.0	6.7	0.1	21.8
Changes in prior year tax positions	—	—	—	—
Tax positions taken during the current year	5.0	(0.1)	—	4.9
Lapse in statute of limitations	(0.2)	—	(0.1)	(0.3)
Settlements with tax authorities	—	—	—	—
Balance at December 31, 2015	$19.8	$6.6	$—	$26.4
(1) Represents the amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate.
(2) Represents the amount of unrecognized tax benefits that, if recognized would create a temporary difference between the reported amount of an item in the Company's Balance Sheet and its tax basis.
(3) Net of tax benefit.

If Sirius Group determines in the future that its reserves for unrecognized tax benefits on permanent differences and interest and penalties are not needed, the reversal of $19.8 million of such reserves as of December 31, 2015 would be recorded as an income tax benefit and would impact the effective tax rate. If Sirius Group determines in the future that its reserves for unrecognized tax benefits on temporary differences are not needed, the reversal of $6.6 million of such reserves as of December 31, 2015 would not impact the effective tax rate due to deferred tax accounting but would accelerate the payment of cash to the taxing authority. The vast majority of Sirius Group’s reserves for unrecognized tax benefits on temporary differences relate to deductions for loss reserves where the timing of the deductions is uncertain. The company does not believe that there will be any significant change to the amount of gross unrecognized tax benefits in the next twelve months.

Sirius Group classifies all interest and penalties on unrecognized tax benefits as part of income tax expense. During the years ended December 31, 2015, 2014, and 2013 Sirius Group recognized $(0.1) million, $(0.5) million, and $0.6 million in interest income (expense), respectively, net of any tax benefit. The balance of accrued interest as of December 31, 2015 and 2014 is $0.0 million, and $0.1 million, net of any tax benefit.

Tax Examinations
With few exceptions, Sirius Group is no longer subject to U.S. federal, state or non-U.S. income tax examinations by tax authorities for years before 2011.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

NOTE 8. Derivatives

Interest Rate Cap
In May 2007, the Company issued the SIG Preference Shares, with an initial fixed annual dividend rate of 7.506%. In June 2017, the fixed rate will move to a floating rate equal to the greater of (i) 7.506% or (ii) 3-month LIBOR plus 320 bps. In July 2013, the Company executed an interest rate cap for the period from June 2017 to June 2022 to protect against a significant increase in interest rates during that 5-year period (the “Interest Rate Cap”). The Interest Rate Cap economically fixes the annual dividend rate on the SIG Preference Shares from June 2017 to June 2022 at 8.30%. The cost of the Interest Rate Cap was an upfront premium of 395 bps of the $250.0 million notional value, or approximately $9.9 million for the full notional amount.

The Interest Rate Cap does not qualify for hedge accounting. It is recorded in other assets at fair value. Changes in fair value are recognized as unrealized gains or losses and are presented within other revenues. Collateral held is recorded within short-term investments with an equal amount recognized as a liability to return collateral. The fair value of the interest rate cap has been estimated using a single broker quote and accordingly, has been classified as a Level 3 measurement as of December 31, 2015.

The following table summarizes the change in the fair value of the Interest Rate Cap for the year ended December 31, 2015 and 2014:

	December 31,
Millions	2015	2014
Beginning of Period	$ 4.1	$ 11.1
Net realized and unrealized losses	(2.2)	(7.0)
End of Period	$ 1.9	$ 4.1

Sirius Group does not provide any collateral to the interest rate counterparties. Under the terms of the Interest Rate Cap, Sirius Group holds collateral in respect of future amounts due. Sirius Group’s liability to return that collateral is based on the amounts provided by the counterparties and investment earnings thereon. The following table summarizes the Interest Rate Cap collateral balances held by Sirius Group and ratings by counterparty:

December 31, 2015
Millions	Collateral Balances Held	S& P Rating (1)
Barclays Bank Plc	$ 1.3	A-
Nordea Bank Findland Plc	0.6	AA-
Total	$ 1.9

(1) Standard & Poor's ratings as detailed above are: "AA-" (Very Strong, which is the fourth highest of twenty-three creditworthiness ratings) and "A-" (Strong, which is the seventh highest of twenty-three creditworthiness ratings).

Foreign Currency Swaps
On April 28, 2015, Sirius Group executed two foreign currency swaps, each with a notional amount of $50.0 million, maturing on March 20, 2017. Under the first swap, Sirius Group pays Swedish krona and receives U.S. dollars. Under the second swap, Sirius Group pays Euros and receives U.S. dollars. The swaps, which were executed as part of Sirius Group's management of overall foreign currency exposure at Sirius Group, have not been designated or accounted for under hedge accounting. There was no cost to the foreign currency swaps, and no upfront premium. As of December 31, 2015, the fair value of the swaps of $(0.5) million was recorded within other assets. Changes in fair value are recognized as unrealized gains or losses and are presented within other revenues. Sirius Group does not provide or hold any collateral associated with the swaps. The fair value of the foreign currency swaps has been estimated using a single broker quote and accordingly, has been classified as a Level 3 measurement as of December 31, 2015.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Weather Derivatives
For the year ended December 31, 2015 and 2014, Sirius Group recognized $1.9 million and $0.2 million of net gains on its weather and weather contingent derivatives portfolio. The fair values of the assumed contracts are subject to change in the near-term and reflect management’s best estimate based on various factors including, but not limited to, observed and forecasted weather conditions, changes in interest or foreign currency exchange rates and other market factors. Estimating the fair value of derivative instruments that do not have quoted market prices requires management’s judgment in determining amounts that could reasonably be expected to be received from or paid to a third party to settle the contracts. Such amounts could be materially different from the amounts that might be realized in an actual transaction to settle the contract with a third party. Because of the significance of the unobservable inputs used to estimate the fair value of Sirius Group’s weather risk contracts, the fair value measurements of the contracts are deemed to be Level 3 measurements in the fair value hierarchy.
Forward Contracts
Beginning 2012, Sirius Group entered into foreign currency forward contracts. During 2015, Sirius Group exited its forward contracts positions and as of December 31, 2015, did not hold any notional value of foreign currency forward contracts. As of December 31, 2014, Sirius Group held approximately $33.1 million (SEK 257.5 million) total gross notional value of foreign currency forward contracts. All of Sirius Group’s forward contracts were traded over-the-counter (“OTC”). The fair value of the contracts has been estimated using OTC quotes for similar instruments and accordingly, the measurements have been classified as Level 2 measurements. The net realized and unrealized derivative (losses) recognized in net realized and unrealized investment gains for the years ended December 31, 2015 and 2014 were $(0.3) million and $0.3 million. All of Sirius Group’s foreign currency forward contracts are subject to master netting agreements. As of December 31, 2014, the gross liability amount offset under master netting arrangements and net amounts recognized in other investments approximately offset each other.

NOTE 9. Employee Benefit Plans and Long-Term Incentive Compensation Plans

Employee Benefit Plans
Sirius Group operates several retirement plans in accordance with the local regulations and practices. These plans cover substantially all Sirius Group employees and provide benefits to employees in event of death, disability or retirement.

Non-U.S.:
Employees of Sirius International can participate in retirement plans through their branch office. The plans vary due to different government regulations as well as different standards and practices in each country. In Sweden and Belgium, where defined benefit pension plans are government mandated, Sirius International’s employees participate in collective agreements funded by Sirius International. These collective agreements are managed by third party trustees who calculate the pension obligation, invoice Sirius International for additional funding, and invest the funds. Employees in Germany are covered by defined benefit pension plans sponsored by Sirius International called Sirius Rückversicherungs Service GmbH Pension Plan. Employees in the United Kingdom are eligible to participate in a defined contribution plan, where Sirius International contributes 12% of the employee’s salary. Contributed funds are invested into an annuity of the employee’s choosing. Employees in Switzerland are eligible to participate in the industry-sponsored Swisscanto pension plan (“Swisscanto plan”). The Swisscanto plan is a combination of a defined contribution and a defined benefit plan. For the Swisscanto plan, Sirius International incurs 60% of the total premium charges and the employees incur the remaining 40%. As of December 31, 2015 and 2014, the projected benefit obligation of Sirius International’s various benefit plans was $14.4 million and $14.1 million, and the funded status was $(3.2) million and $(1.8) million. Sirius International recognized expenses related to these various plans of $7.0 million, $9.9 million, and $9.4 million in 2015, 2014, and 2013.

Sirius International sponsors defined contribution plans for Bermuda Branch employees which cover substantially all of those employees. Under these plans, Sirius International is required to contribute 10% of each participant’s salary into an individual account maintained by an independent pension administrator.   Employees become vested in the Sirius International contributions after two years of service. Sirius International recognized expenses on Bermuda Branch employees of $0.5 million, $0.4 million, and $0.4 million in 2015, 2014, and 2013.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

U.S.:
Sirius International Holding Company, Inc. (“SIHC”) sponsors a defined contribution plan (the “401(k) Plan”) which offers participants the ability to invest their balances in several different investment options, including the common shares of White Mountains. As of December 31, 2015 and 2014, the 401(k) Plan owned less than 1% of White Mountains common shares.

The 401(k) Plan provided qualifying employees with matching contributions of 100% up to the first 2% and 50% of the next 4% of salary (subject to U.S. federal limits on allowable contributions in a given year). Total expense for matching contributions to the plan was $0.5 million, $0.7 million and $0.6 million in 2015, 2014, and 2013. Additionally, all participants in the 401(k) Plan can earn a variable contribution of up to 7% of their salary, subject to the applicable IRS annual covered compensation limits ($265,000 for 2015) and contingent upon Sirius Group’s performance. Total expense for variable contributions to the 401(k) Plan was $0.5 million, $0.5 million, and $0.7 million in 2015, 2014, and 2013.

Certain members of senior management participate in the SIHC Deferred Compensation Plan. At the direction of the participants, the trust proceeds are invested in various investment options. At December 31, 2015 and 2014, there was $6.0 million and $6.2 million in a Rabbi Trust for the benefit of the participants in this plan. The Rabbi Trust assets are invested in various investment options at the direction of the participants. The deferred compensation liability is recorded at fair value under ASC 825, Financial Instruments (“ASC 825”) within other liabilities and the corresponding investments held in the Rabbi Trust are recorded at fair value under ASC 825 within other assets on the consolidated balance sheets. In the event of insolvency, the assets of the Rabbi Trust may be liquidated to satisfy the obligations of SIHC.

Long-Term Incentive Compensation Plans
Sirius Group maintains certain incentive compensation plans that provide for granting of phantom performance shares and performance units to certain key employees of Sirius Group and its subsidiaries. All performance shares outstanding were granted from the White Mountains Long-Term Incentive Plan. Awards are earned subject to the attainment of pre-specified performance goals at the end of a three-year period or as otherwise determined. Results that significantly exceed pre-specified targets result in a performance share or unit payout of up to 200% of value whereas results significantly below target result in no payout. Performance shares and units earned are typically paid in cash or by deferral into certain non-qualified compensation plans of Sirius Group. For the years ended December 31, 2015, 2014, and 2013, Sirius Group expensed $9.2 million, $16.0 million, and $17.6 million, respectively. Accrued incentive compensation for open performance cycles for these plans was $18.5 million and $22.2 million at December 31, 2015 and 2014.

NOTE 10. Common Shareholder’s Equity

Common Shareholder
At December 31, 2015, Sirius Group is an indirect wholly-owned subsidiary of Sirius Ltd., an exempted Bermuda limited liability company. At December 31, 2015, Sirius Ltd., is a wholly-owned subsidiary of Lone Tree Holdings Ltd., which in turn was a wholly-owned subsidiary of White Mountains.

Dividends
During 2015, the Company paid common dividends of $48.0 million in cash and investments to Sirius Ltd. Sirius Ltd. did not pay any dividends to White Mountains during 2015. During 2014, the Company paid common dividends of $65.4 million in cash and investments, to Sirius Ltd. Sirius Ltd., in turn paid dividends of $50.0 million to White Mountains in 2014. During 2013, the Company paid common dividends of $267.5 million in cash and investments, to Sirius Ltd., which included $75.0 million that was declared in 2012. Sirius Ltd. in turn paid dividends of $250.0 million to White Mountains in 2013, which included $75.0 million declared in 2012.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

NOTE 11. Statutory Capital and Surplus

Sirius Group’s insurance and reinsurance operations are subject to regulation and supervision in each of the jurisdictions where they are domiciled and licensed to conduct business. Generally, regulatory authorities have broad supervisory and administrative powers over such matters as licenses, standards of solvency, premium rates, policy forms, investments, security deposits, methods of accounting, form and content of financial statements, reserves for unpaid loss and LAE, reinsurance, minimum capital and surplus requirements, dividends and other distributions to shareholders, periodic examinations and annual and other report filings. In general, such regulation is for the protection of policyholders rather than shareholders.

The NAIC uses risk-based capital (“RBC”) standards for U.S. property and casualty insurers as a means of monitoring certain aspects affecting the overall financial condition of insurance companies. As of December 31, 2015, Sirius Group’s U.S. insurance and reinsurance operating subsidiaries exceeded their respective RBC requirements.

The Insurance Act 1978 of Bermuda and related regulations, as amended (“Insurance Act”), regulates the insurance business of Bermuda-domiciled insurers and reinsurers. Under the Insurance Act, insurers and reinsurers are required to maintain available statutory capital and surplus at a level equal to or in excess of its enhanced capital requirement which is established by reference to either a Bermuda Solvency Capital Requirement (“BSCR”) model or an approved internal capital model. Generally, the Bermuda Monetary Authority (“BMA”) has broad supervisory and administrative powers over such matters as licenses, standards of solvency, investments, methods of accounting, form and content of financial statements, minimum capital and surplus requirements, and annual and other report filings.

Non-U.S.:
In 2014, Sirius Group established Sirius Bermuda as a class 3A licensed Bermuda insurer, which is subject to the regulation and supervision of the BMA. Sirius Bermuda’s statutory capital and surplus was $2.5 billion as of December 31, 2015, which met Bermuda’s statutory capital and surplus requirements. The minimum regulatory capital held by Sirius Bermuda necessary to satisfy the requirements established by the BMA was $1.0 million as of December 31, 2015.

Sirius International is subject to regulation and supervision in Sweden by the Financial Supervisory Authority (“FSA”). Sirius International’s total regulatory capital as of December 31, 2015 was $2.2 billion. In accordance with FSA regulations, Sirius International holds restricted equity of $1.4 billion as a component of Swedish regulatory capital. This restricted equity cannot be paid as dividends. The minimum regulatory capital held by Sirius International necessary to satisfy the requirements established by the FSA was $112.4 million as of December 31, 2015.

White Shoals Re, Alstead Reinsurance Ltd. (“Alstead Re”), and Star Re are also subject to regulation and supervision by the BMA. As of December 31, 2015, White Shoals Re had statutory capital and surplus of $30.3 million. The minimum regulatory capital held by White Shoals Re necessary to satisfy the requirements established by the BMA was $6.9 million at December 31, 2015. As of December 31, 2015, Alstead Re had statutory capital and surplus of $1.2 million. The minimum regulatory capital held by Alstead Re necessary to satisfy the requirements established by the BMA was $1.0 million at December 31, 2015. As of December 31, 2015, Star Re had statutory capital and surplus of $10.7 million. The minimum regulatory capital held by Star Re necessary to satisfy the requirements established by the BMA was $10.0 million at December 31, 2015.

The financial services industry in the United Kingdom is dual-regulated by the Financial Conduct Authority and the Prudential Regulation Authority (collectively, the “UK Regulators”). The U.K. Regulators regulate insurers, insurance intermediaries and Lloyd’s. The UK Regulators and Lloyd’s have common objectives in ensuring that the Lloyd’s market is appropriately regulated. Lloyd’s is required to implement certain rules prescribed by the UK Regulators by the powers it has under the Lloyd’s Act of 1982 (“Lloyd’s Act”) relating to the operation of the Lloyd’s market. In addition, each year the UK Regulators require Lloyd’s to satisfy an annual solvency test that measures whether Lloyd’s has sufficient assets in the aggregate to meet all the outstanding liabilities of its members.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Lloyd’s permits its corporate and individual members (“Members”) to underwrite insurance risks through Lloyd’s syndicates. Members of Lloyd’s may participate in a syndicate for one or more underwriting years by providing capital to support the syndicate’s underwriting. All syndicates are managed by Lloyd’s approved managing agents. Managing agents receive fees and profit commissions in respect of the underwriting and administrative services they provide to the syndicates. Lloyd’s prescribes, in respect of its managing agents and Members, certain minimum standards relating to their management and control, solvency and various other requirements.

Sirius Group participates in the Lloyd’s market through the 100% ownership of Sirius International Corporate Member Ltd. which was formerly known as White Mountains Re Sirius Capital Ltd., a Lloyd’s corporate Member, which in turn provides underwriting capacity to Syndicate 1945. Syndicate 1945 commenced underwriting on July 1, 2011. Effective July 1, 2014, Sirius Group established its own Lloyd’s managing agent, Sirius International Managing Agency, which manages Syndicate 1945. Lloyd’s approved net capacity for 2016 is £91.9 million, or approximately $135.2 million (based on the December 31, 2015 GBP to USD exchange rate). Stamp capacity is a measure of the amount of net premium (premiums written less acquisition costs) that a syndicate is authorized by Lloyd’s to write.

U.S.:
Sirius America and the insurance subsidiaries of Sirius Global Solutions are subject to regulation and supervision by the National Association of Insurance Commissioners (“NAIC”) and the department of insurance in the state of domicile. The NAIC uses risk-based-capital standards for U.S. property and casualty insurers as a means of monitoring certain aspects affecting the overall financial condition of insurance companies.

Sirius America’s policyholders’ surplus, as reported to regulatory authorities as of December 31, 2015 and 2014, was $517.6 million and $620.6 million. Sirius America’s statutory net income for the years ended December 31, 2015, 2014, and 2013 was $74.7 million, $56.1 million and $55.9 million. The principal differences between Sirius America’s statutory amounts and the amounts reported in accordance with GAAP include deferred acquisition costs, deferred taxes, gains recognized under retroactive reinsurance contracts and market value adjustments for debt securities. The minimum policyholders’ surplus necessary to satisfy Sirius America’s regulatory requirements was $95.3 million as of December 31, 2015, which equals the authorized control level of the NAIC risk-based capital based on Sirius America’s policyholders’ surplus.

Oakwood’s policyholders’ surplus, as reported to regulatory authorities as of December 31, 2015 and 2014 was $30.3 million and $29.0 million. Oakwood’s statutory net income (loss) for the years ended December 31, 2015, 2014 and 2013 was $0.7 million, $(1.1) million and $(0.9) million. The minimum policyholders’ surplus necessary to satisfy Oakwood’s regulatory requirements was $7.4 million as of December 31, 2015, which equals the authorized control level of the NAIC risk-based capital based on Oakwood’s policyholders’ surplus.

Ashmere’s policyholders' surplus, as reported to regulatory authorities as of December 31, 2015 and 2014 was $12.4 million and $12.5 million. Ashmere’s statutory net loss for the years ended December 31, 2015, 2014 and 2013 was $0.1 million, $0.5 million and $0.4 million. The minimum policyholders' surplus necessary to satisfy Ashmere’s regulatory requirements was $6.8 million as of December 31, 2015, and the NAIC risk-based capital authorized control level was $0.0 million.

Empire’s policyholders' surplus, as reported to regulatory authorities as of December 31, 2015 and 2014 was $10.6 million and $10.5 million. Empire’s statutory net income (loss) for the years ended December 31, 2015, 2014, and 2013 was $0.1 million, $0.6 million and $10.4 million. The minimum policyholders' surplus necessary to satisfy Empire’s regulatory requirements was $8.8 million as of December 31, 2015, and the NAIC risk-based capital authorized control level was $1.1 million.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Dividend Capacity
Sirius Bermuda, has the ability to declare or pay dividends or make capital distributions during any 12-month period without the prior approval of Bermuda regulatory authorities on the condition that any such declaration or payment of dividends or capital distributions does not cause a breach of any of its regulatory solvency and liquidity requirements. During 2016, Sirius Bermuda has the ability to pay dividends or make capital distributions without the prior approval of regulatory authorities, subject to meeting all appropriate liquidity and solvency requirements, of $634.8 million, which is equal to 25% of its December 31, 2015 regulatory capital available for distribution. The amount of dividends available to be paid by Sirius Bermuda in any given year is also subject to cash flow and earnings generated by Sirius Bermuda's business, as well as to dividends received from its subsidiaries, including Sirius International. During 2015, Sirius Bermuda paid $123.0 million of dividends to its immediate parent.

Sirius International has the ability to pay dividends up to Sirius Bermuda subject to the availability of unrestricted equity, calculated in accordance with the Swedish Act on Annual Accounts in Insurance Companies and the Swedish Supervisor Authorities (“Swedish FSA”). Unrestricted equity is calculated on a consolidated group account basis and on a parent account basis. Differences between the two include but are not limited to accounting for goodwill, subsidiaries (with parent accounts stated at original foreign exchange rates), taxes and pensions. Sirius International’s ability to pay dividends is limited to the “lower of” unrestricted equity as calculated within the group and parent accounts. As of December 31, 2015, Sirius International had $333.8 million (based on the December 31, 2015 SEK to USD exchange rate) of unrestricted equity on a parent account basis (the lower of the two approaches) available to pay dividends in 2016. The amount of dividends available to be paid by Sirius International in any given year is also subject to cash flow and earnings generated by Sirius International’s business, as well as to dividends received from its subsidiaries. Earnings generated by Sirius International’s business that are allocated to the Safety Reserve are not available to pay dividends (see “Safety Reserve” on the next page). During 2015, Sirius International paid $194.9 million of dividends to its immediate parent.

Subject to certain limitations under Swedish law, Sirius International is permitted to transfer certain portions of its pre-tax income to its Swedish parent companies to minimize taxes (referred to as a group contribution). On January 1, 2013, new tax legislation became effective in Sweden that limits the deductibility of interest paid on certain intra-group debt instruments. Uncertainty exists with respect to the interpretation of the legislation on existing intra-group debt instruments within the Sirius Group structure. During 2015, Sirius International did not transfer any of its 2014 pre-tax income via group contributions to its Swedish parent companies.

Sirius America has the ability to pay dividends up to its immediate parent during any twelve-month period without the prior approval of regulatory authorities in an amount set by formula based on the lesser of net investment income, as defined by statute, or 10% of statutory surplus, in both cases as most recently reported to regulatory authorities, subject to the availability of earned surplus and subject to dividends paid in prior periods. Based upon the formula above, most recently calculated as of December 31, 2015, Sirius America does not currently have the ability to pay dividends during 2016 without prior approval of regulatory authorities. As of December 31, 2015, Sirius America had $517.6 million of statutory surplus and $37.0 million of earned surplus. During 2015, Sirius America paid an $85.0 million special dividend and a $40.1 million return of capital distribution totaling $125.1 million after receiving regulatory approval.

During 2015, Sirius Group paid $48.0 million to its immediate parent. Sirius Ltd. did not pay any dividends to White Mountains during 2015. As of December 31, 2015, Sirius Group and its intermediate holding companies had $93.8 million of net unrestricted cash, short-term investments and fixed maturity investments outside of its regulated and unregulated insurance and reinsurance operating subsidiaries.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Capital Maintenance
There is a capital maintenance agreement between Sirius International and Sirius America which obligates Sirius International to make contributions to Sirius America’s surplus in order for Sirius America to maintain surplus equal to at least 125% of the company action level risk based capital as defined in the NAIC Property/Casualty Risk-Based Capital Report. The agreement provides for a maximum contribution to Sirius America of $200.0 million. During 2015, Sirius International has not made any contributions to the surplus of Sirius America. Sirius International also provides Sirius America with accident year stop loss reinsurance, which protects Sirius America’s accident year loss and allocated loss adjustment expense ratio in excess of 70%, with a limit of $90.0 million. This stop loss contract was in effect for all of 2015 and has been renewed for all of 2016 with the same attachment point and limits.

Safety Reserve
Subject to certain limitations under Swedish law, Sirius International is permitted to transfer pre-tax income amounts into an untaxed reserve referred to as a safety reserve. As of December 31, 2015, Sirius International’s safety reserve amounted to SEK 10.7 billion, or $1.3 billion (based on the December 31, 2015 SEK to USD exchange rate). During 2015, Sirius International transferred SEK 243.0 million or $28.5 million to the Safety reserve. Under GAAP, an amount equal to the safety reserve, net of a related deferred tax liability established at the Swedish tax rate of 22.0%, is classified as shareholder’s equity. Generally, this deferred tax liability is only required to be paid by Sirius International if it fails to maintain prescribed levels of premium writings and loss reserves in future years. As a result of the indefinite deferral of these taxes, Swedish regulatory authorities apply no taxes to the safety reserve when calculating solvency capital under Swedish insurance regulations. Accordingly, under local statutory requirements, an amount equal to the deferred tax liability on Sirius International’s safety reserve ($279.2 million as of December 31, 2015) is included in solvency capital. Access to the safety reserve is restricted to coverage of insurance and reinsurance losses. Access for any other purpose requires the approval of Swedish regulatory authorities. Similar to the approach taken by Swedish regulatory authorities, most major rating agencies generally include the $1.3 billion balance of the safety reserve, without any provision for deferred taxes, in Sirius International’s regulatory capital when assessing Sirius International’s financial strength.

NOTE 12. Investments in Unconsolidated Affiliates

Sirius Group’s investments in unconsolidated affiliates represent investments in other companies in which Sirius Group has a significant voting and economic interest but does not control the entity.

	December 31,
Millions	2015	2014
Symetra Common Shares	$—	$329.4
Unrealized gains (losses) from Symetra's fixed maturity portfolio	—	32.4
Total investment in Symetra (1)	—	361.8
Investment in OneBeacon	151.9	158.5
Total investments in unconsolidated affiliates	$151.9	$520.3

(1) At December 31, 2015, investment in Symetra is accounted for as a common equity security, at fair value.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Symetra
In August 2015, Symetra announced it had entered into a definitive merger agreement with Sumitomo Life pursuant to which Sumitomo Life would acquire all of the outstanding shares of Symetra. Following the announcement and Symetra shareholders’ November 5, 2015 meeting to approve the transaction, White Mountains relinquished its representation on Symetra’s board of directors. As a result, Sirius Group changed its accounting for Symetra common shares from the equity method to fair value. During the fourth quarter of 2015, Sirius Group recognized $218.5 million ($200.8 million after tax) of unrealized investment gains through net income, representing the difference between the carrying value of Symetra common shares under the equity method at the date of change and fair value at December 31, 2015. On February 1, 2016, Symetra closed its definitive merger agreement with Sumitomo Life and Sirius Group received proceeds of $559.8 million, or $32.00 per common share.

During 2015, pursuant to the redemption of Sirius Group’s investment in the Prospector Fund (See Note 13.), 92,800 common shares of Symetra were distributed to Sirius Group. As of November 5, 2015 and December 31, 2014, Sirius Group owned 17,492,800 and 17,400,000 common shares of Symetra, a 15.06% and 15.01% common share ownership, respectively. During the period of January 1, 2015 through November 5, 2015, Sirius Group received cash dividends from Symetra of $14.5 million on its common share investment which was accounted for as a reduction of Sirius Group’s investment in Symetra in accordance with equity accounting.

As of December 31, 2011, Sirius Group concluded that its investment in Symetra common shares was other-than-temporarily impaired and wrote down the GAAP book value of the investment to its estimated fair value of $261.0 million, or $15 per share. This impairment resulted in a basis difference between the GAAP carrying value of Sirius Group’s investment in Symetra common shares and the amount derived by multiplying the percentage of Sirius Group’s common share ownership by Symetra’s total GAAP equity. As of November 5, 2015, the pre-tax unamortized basis difference was $136.0 million, of which $26.0 million is attributable to equity in earnings of unconsolidated affiliates and $110.0 million is attributable to equity in net unrealized gains of unconsolidated affiliates. As of December 31, 2014, the pre-tax unamortized basis difference was $143.2 million, of which $26.8 million is attributable to equity in earnings of unconsolidated affiliates and $116.4 million is attributable to equity in net unrealized gains of unconsolidated affiliates. The pre-tax basis differences were amortized over a 30-year period, based on estimated future cash flows associated with Symetra’s underlying assets and liabilities to which the basis differences were attributed. Sirius Group continued to record its equity in Symetra's earnings and net unrealized gains (losses) under the equity method through November 5, 2015. In addition, Sirius Group recognized the amortization of the basis differences through equity in earnings of unconsolidated affiliates and equity in net unrealized gains (losses) from investments in unconsolidated affiliates consistent with the original attribution of the basis differences between equity in earnings and equity in net unrealized gains (losses). For the period ended November 5, 2015, Sirius Group recognized after-tax amortization of $0.5 million through equity in earnings of unconsolidated affiliates and $6.0 million through equity in net unrealized gains from investments in unconsolidated affiliates. For the period ended December 31, 2014, Sirius Group recognized after-tax amortization of $2.8 million through equity in earnings of unconsolidated affiliates and $11.5 million through equity in net unrealized gains from investments in unconsolidated affiliates. For the period ended December 31, 2013, Sirius Group recognized after-tax amortization of $2.7 million through equity in earnings of unconsolidated affiliates and $10.7 million through equity in net unrealized gains from investments in unconsolidated affiliates.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The following table summarizes amounts recorded by Sirius Group relating to its investment in Symetra:

Millions	Total

Equity method carrying value of investment in Symetra as of December 31, 2012(2)	$351.2
Equity in earnings of Symetra(1)(3)(6)	35.2
Equity in net unrealized (losses) from Symetra's fixed maturity portfolio(4)(5)	(102.3)
Dividends received	(5.9)
Equity method carrying value of investment in Symetra as of December 31, 2013(2)	278.2
Equity in earnings of Symetra(1)(3)(6)	41.2
Equity in net unrealized gains from Symetra's fixed maturity portfolio(4)(5)	72.0
Dividends received	(29.6)
Equity method carrying value of investment in Symetra as of December 31, 2014(2)	361.8
Equity in earnings of Symetra(1)(3)(6)	20.1
Equity in net unrealized gains from Symetra's fixed maturity portfolio(4)(5)	(35.4)
Distribution from Prospector Offshore Fund	2.2
Dividends received	(14.5)
Equity method carrying value of investment in Symetra as of November 5, 2015(2)(7)	$334.2

(1) Equity in earnings for the period ended November 5, 2015 and years ended December 31, 2014, and 2013 excludes tax expense of $1.6, $3.3, and $2.9
(2) Includes Sirius Groups' equity in net unrealized gains (losses) from Symetra's fixed income portfolio of $3.0, $32.4, $(39.5) as of
November 5, 2015 and December 31, 2014, and 2013,which excludes tax (expense) benefit of $0.2, $(2.7), and $3.2
(3) Equity in earnings for the period ended November 5, 2015 and the years ended December 31, 2014 and 2013 includes $0.6, $3.0 and $3.0 increases relating to the pre-tax amortization of the Symetra common share basis difference
(4) Net unrealized gains for the period ended November 5, 2015 and the years ended December 31, 2014 and 2013 includes $6.6, $12.5 and $11.7 increases relating to the pre-tax amortization of the Symetra common share basis difference
(5) Equity in net unrealized gains (losses) from Symetra's fixed maturiy portfolio excludes tax (expense) benefit of $2.9, $(5.8), and $8.3 for the period ended November 5, 2015 and the years ended December 31, 2014 and 2013
(6) Equity in earnings for the period ended November 5, 2015 and the years ended December 31, 2014 and 2013 includes $(0.1), $(0.1), and $0.2 (gain) loss from the dilutive effect of Symetra's yearly dividend and the issuance of restricted shares by Symetra
(7) The aggregate value of Sirius Groups' investment in common shares of Symetra was $554.0 based upon the quoted market price of
$31.67 per share as of November 5, 2015

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The following table summarizes financial information for Symetra as of September 30, 2015 and December 31, 2014:

	September 30,	December 31,
Millions	2015	2014
Symetra balance sheet data:
Total investments	$32,409.2	$30,634.3
Separate account assets	885.9	949.8
Total assets	34,962.8	33,001.7
Policyholder liabilities	29,492.0	27,276.0
Long-term debt	697.5	697.2
Separate account liabilities	885.9	949.8
Total liabilities	31,836.7	29,641.1
Common Shareholders' equity	3,126.1	3,360.6

The following table summarizes financial information for Symetra for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013:

	Nine months ended September 30,	Year Ended December 31,
Millions	2015	2014	2013
Symetra income statement data:
Net premiums earned	$ 539.3	$ 629.1	$ 627.2
Net investment income	994.3	1,320.5	1,285.0
Total revenues	1,605.9	212.4	2,139.5
Policy benefits	1,143.7	1,399.7	1,394.9
Total expenses	1,543.6	1,882.5	1,865.4
Net income	89.6	254.4	220.7
Comprehensive (loss) income	(234.1)	397.0	(777.6)

OneBeacon
Sirius Group holds an investment in common shares of OneBeacon, a majority-owned subsidiary of White Mountains, which together with Sirius Group owned 75.5% and 75.3% of OneBeacon’s outstanding common shares as of December 31, 2015 and 2014.

Sirius Group accounts for its investment in OneBeacon using the equity method. Sirius Group’s investment in OneBeacon as of December 31, 2015 and 2014 was $151.9 million and $158.5 million. Sirius Group owned 15.2% and 15.1% of OneBeacon outstanding common shares at December 31, 2015 and 2014.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The following table summarizes amounts recoded by Sirius Group relating to its investment in OneBeacon:

Millions	Total
Carrying value of investment in OneBeacon as of January 1, 2013	$153.5
Equity in earnings of OneBeacon	22.1
Dividends received	(12.1)
Other, net	3.5
Carrying value of investment in OneBeacon as of December 31, 2013	167.0
Equity in earnings of OneBeacon	5.0
Dividends received	(12.1)
Other, net	(1.4)
Carrying value of investment in OneBeacon as of December 31, 2014	158.5
Equity in earnings of OneBeacon	5.4
Dividends received	(12.1)
Other, net	0.1
Carrying value of investment in OneBeacon as of December 31, 2015 (1)	$151.9

(1) The aggregate value of Sirius Groups' investment in common shares of OneBeacon was $154.2 million based upon the quoted market price of $12.41 per share at December 31, 2015

The following table summarizes financial information for OneBeacon as of December 31, 2015 and 2014:

	December 31,
Millions	2015	2014
OneBeacon balance sheet data:
Total investments	$2,591.4	$2,525.8
Total assets	3,604.5	3,578.2
Policyholder liabilities	2,325.2	2,254.2
Long-term debt	274.8	274.7
Total liabilities	2,600.0	2,528.9
Total non-controlling interests	3.6	3.5
Total common shareholders' equity	1,000.9	1,045.8

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

The following table summarizes financial information for OneBeacon for the years ended December 31, 2015, 2014, and 2013:

	Year Ended December 31,
Millions	2015	2014	2013
OneBeacon income statement data:
Net premiums earned	$1,176.2	$1,177.1	$1,120.4
Net investment income	45.9	43.4	43.0
Total revenues	1,186.4	1,266.7	1,244.0
Loss and loss adjustment expenses	700.7	815.1	622.1
Total expenses	1,161.1	1,224.4	1,060.8
Net income attributable to OneBeacon common shareholders	36.8	32.9	145.7
Comprehensive income attributable to OneBeacon common shareholders	36.8	20.9	166.3

NOTE 13. Variable Interest Entities

Alstead Re
During 2015, Sirius Group determined that Alstead Re is a variable interest entity for which Sirius Group is the primary beneficiary and is required to consolidate Alstead Re. Prior to 2015, Alstead Re was not considered to be a variable interest entity. As of December 31 2015, Sirius Group consolidated total assets of $1.6 million and total liabilities of $0.3 million of Alstead Re. In addition, as of December 31, 2015, Sirius Group recorded non-controlling interest of $0.1 million in Alstead Re.

The Prospector Fund
During 2013, Sirius International sold its interest in the Prospector Fund to White Mountains and Sirius Group is no longer considered to be primary beneficiary and therefore no longer consolidates the Prospector Fund. As of December 31, 2014, Sirius Group carried its investment of $16.3 million in the Prospector Fund in other long-term investments (See Note 5). During 2015, Sirius Group sold its remaining interest in the Prospector fund and no longer holds an investment in the Prospector Fund.

For the year ended December 31, 2013, Sirius Group recorded $2.5 million of non-controlling interest expense related to the Fund. As of December 31, 2014, the net amount of capital at risk was equal to Sirius Group’s investment in the Fund of $16.3 million, which represented Sirius Group’s ownership interest of 16.9% in the Prospector Fund.

NOTE 14. Fair Value of Financial Instruments

Sirius Group accounts for its financial instruments at fair value with the exception of the SIG Senior Notes, which are recorded as debt liabilities at face value less unamortized original issue discount.

The following summarizes the fair value and carrying value of financial instruments that are not accounted for at fair value:

	December 31, 2015		December 31, 2014
Millions	Fair	Carrying	Fair	Carrying
	Value	Value	Value	Value
SIG Senior Notes	$ 410.0	$ 399.8	$ 437.8	$ 399.7
Old Lyme Note	$ 3.7	$ 3.7	$ 3.8	$ 3.8

The fair value estimate for the SIG Senior Notes has been determined based off indicative broker quotes and is considered a Level 3 measurement. The fair value of the Old Lyme Note has been determined by internal pricing, based on the expected amount due to the sellers of Old Lyme, and is considered a Level 3 measurement.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

NOTE 15. Transactions with Related Persons

White Mountains Advisors
White Mountains Advisors (“WMA”), an indirect wholly-owned subsidiary of White Mountains, provides investment advisory and management services to Sirius Group and its subsidiaries under an Investment Advisory Services Agreement. Sirius Group incurred $5.5 million, $6.3 million, and $6.2 million of investment fees during 2015, 2014, and 2013, respectively for services provided directly by WMA or through its sub-advisors. As of December 31, 2015 and 2014, Sirius Group owed $1.2 million and $1.7 million, respectively, to WMA under this agreement.

WMA also provides investment advisory and management services to Symetra and OneBeacon. During 2015, 2014, and 2013, WMA earned $8.0 million, $18.4 million and $16.5 million in fees from Symetra. During 2015, 2014, and 2013, WMA earned $3.9 million, $3.8 million, and $3.7 million in fees from OneBeacon.

Prospector Partners LLC
Mr. John Gillespie, the founder and Managing Member of Prospector, retired from the White Mountains Board of Directors in May 2015. Until June 30, 2015, Prospector served as a discretionary adviser with respect to specified assets, primarily common equity securities and convertible fixed maturity investments, managed directly or through WMA on behalf of White Mountains and other clients of WMA. At that time, the investment management agreement between WMA and Prospector described below was terminated.

Pursuant to an investment management agreement with WMA (the “WMA Agreement”), Prospector charged WMA fees based on the following schedule: 100 basis points on the first $200 million of assets under management; 50 basis points on the next $200 million; and 25 basis points on amounts over $400 million. As of December 31, 2014, Prospector managed $195.7 million of assets under the WMA Agreement (not including OneBeacon and Symetra). Prospector also had separate investment management agreements with OneBeacon and Symetra. OneBeacon’s investment management agreement with Prospector was terminated June 30, 2015. Symetra’s investment management agreement with Prospector was terminated in the fourth quarter of 2015.

Prior to fully redeeming its interest on June 30, 2015, Sirius Group had interests in limited partnership investments managed by Prospector. As of December 31, 2014, had $16.3 million invested in these limited partnerships.

NOTE 16. Commitments and Contingencies
Sirius Group leases certain its office space under non-cancellable operating leases that expire on various dates. The future annual minimum rental payments required under non-cancellable leases for office space are as follows:

Millions	Future Payments
2016	$5.7
2017	6.5
2018	6.3
2019	5.6
2020 and after	12.5
Total	$36.6

Total rental expense for the years ended December 31, 2015, 2014, and 2013 was $6.4 million, $7.6 million, and $8.0 million, respectively. Sirius Group also has various other lease obligations, which are not material in the aggregate.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

Sirius International is a shareholder in LUC Holdings (“LUC”), a real estate company that leases and sub-leases rental properties in London. Shareholders of LUC are joint and several guarantors of the obligations of LUC. Estimated future fundings of LUC by Sirius International are as follows:

December 31,
Millions	2015
Due in one year or less	$0.8
Due in two to three years	—
Due in four to five years	—
Due after five years	—
Total	$0.8

Legal Contingencies
Sirius Group and the insurance and reinsurance industry in general, are routinely subject to claims related litigation and arbitration in the normal course of business, as well as litigation and arbitration that do not arise from, or are directly related to, claims activity. Sirius Group’s estimates of the costs of settling matters routinely encountered in claims activity are reflected in the reserves for unpaid loss and LAE. (See Note 3) – “Reserves for Unpaid Losses and Loss Adjustment Expenses”.

Sirius Group considers the requirements of ASC 450, Contingencies (“ASC 450”), when evaluating its exposure to non-claims related litigation and arbitration. ASC 450 requires that accruals be established for litigation and arbitration if it is probable that a loss has been incurred and it can be reasonably estimated. ASC 450 also requires that litigation and arbitration be disclosed if it is probable that a loss has been incurred or it there is a reasonable possibility that a loss may have been incurred.

Although the ultimate outcome of claims and non-claims related litigation and arbitration, and the amount or range of potential loss at any particular time, is often inherently uncertain, management does not believe that the ultimate outcome of such claims and non-claims related litigation and arbitration will have a material adverse effect on Sirius Group’s financial condition, results of operations or cash flows.

The following summarizes significant legal contingencies, ongoing non-claims related litigation or arbitration as of December 31, 2015:

Tribune Company
In June 2011, Deutsche Bank Trust Company Americas, Law Debenture Company of New York and Wilmington Trust Company (collectively referred to as “Plaintiffs”), in their capacity as trustees for certain senior notes issued by the Tribune Company (“Tribune”), filed lawsuits in various jurisdictions (the “Noteholder Actions”) against numerous defendants including OneBeacon, OneBeacon-sponsored benefit plans and other affiliates of White Mountains and Sirius Group in their capacity as former shareholders of Tribune seeking recovery of the proceeds from the sale of common stock of Tribune in connection with Tribune’s leveraged buyout in 2007 (the “LBO”). Tribune filed for bankruptcy in 2008 in the Delaware bankruptcy court (the “Bankruptcy Court”). The Bankruptcy Court granted Plaintiffs permission to commence these LBO-related actions, and in 2011, the Judicial Panel on Multidistrict Litigation granted a motion to consolidate the actions for pretrial matters and transferred all such proceedings to the United States District Court for the Southern District of New York. Plaintiffs seek recovery of the proceeds received by the former Tribune shareholders on a theory of constructive fraudulent transfer asserting that Tribune purchased or repurchased its common shares without receiving fair consideration at a time when it was, or as a result of the purchases of shares, was rendered, insolvent. Certain subsidiaries of Sirius Group received approximately $6.1 million for Tribune common stock tendered in connection with the LBO.

The Court granted an omnibus motion to dismiss the Noteholder Actions in September 2013 and Plaintiffs’ appealed. On March 29, 2016, a three judge panel of the U.S. Second Circuit Court of Appeals affirmed the dismissal of the Noteholders Action. The plaintiffs may now accept the decision, ask the three judge panel to reconsider, file a motion for a rehearing en banc or seek a writ of certiorari to the U.S. Supreme Court.

Sirius International Group, Ltd.
Notes to Consolidated Financial Statements

In addition, OneBeacon, OneBeacon-sponsored benefit plans and other affiliates of White Mountains and Sirius Group in their capacity as former shareholders of Tribune, along with thousands of former Tribune shareholders, have been named as defendants in an adversary proceeding brought by the Official Committee of Unsecured Creditors of the Tribune Company (the “Committee”), on behalf of the Tribune Company, which seeks to avoid the repurchase of shares by Tribune in the LBO on a theory of intentional fraudulent transfer (the “Committee Action”). Tribune emerged from bankruptcy in 2012, and a litigation trustee replaced the Committee as plaintiff in the Committee Action. This matter was consolidated for pretrial matters with the Noteholder Actions in the United States District Court for the Southern District of New York and was stayed pending the motion to dismiss in the Noteholder Action. An omnibus motion to dismiss the shareholder defendants in the Committee Action was filed in May 2014. No amount has been accrued in connection with this matter as of December 31, 2015, as the amount of loss, if any, cannot be reasonably estimated.

NOTE 17. Subsequent Events

Symetra
On February 1, 2016, Symetra closed its definitive merger agreement with Sumitomo Life and Sirius Group received proceeds of $559.8 million, or $32.00 per common share.